Exhibit 99.3

Exhibit 1
Copy of the Convenzione Bancaria

[GRAPHIC]

UniCredit Banca d’lmpresa S.p.A.
Fillale di Casalecchio
Via Marconi 34/2
40033 Casalecchio dl Rano (BO)

Banoa Intesa S.p.A.
Centro Corporate dl Bologna
Via degll Artieri, 2
40125 Bologna

Carisbo S.p.A.
Via.Farinl, 22
40124 Bologna

Eflbanca S.p.A.
Via Boncompagni, 71
00187 Roma

Banca Marcha S.p.A.
Via Isonzo, 61
40033 Casalecchio dl Rano (BO)

Fortis Bank
Ufflolo credit contracting and services
Via Cornaggia, 10
20123 Milano

Banca Nazionale del Lavoro S.p.A.
Via Rizzoll, 26
40125 Bologna

Bipop Carire S.p.A.
Via S.Glovanni Evangelista, 11
41040 Florano Modanese

Banca Popolare dl Veront e Novara S.c.a.r.l.
Plazza Nogara, 2
37121 Verona

Unipol Banca S.p.A.
Plazza Costituzione, 2
40128 Bologna

San Paolo Leasint S.p.A.
C,so dl Porta Nuova, 1
20121 Milano

Medioleasing S.p.A.
Via Ghislleri, 6
60035 Jesi (AN)

Locafit S.p.A.
Corso Italia, 15
20122 Milano

Locat S.p.A.
U.O. Recupero bani e crediti
Plazza dl Porta S. Stefano, 3
40126 Bologna

Intesa Leasing S.p.A.
Diraziona generale ed uffllol
ViaCol Mosohin, 16
20136 Milano

Banoa ltalease S.p.A.
Via Cino del Duca, 12
20121 Milano

Leasimpresa S.p.A.
C.so Ferrucci 100/A
10138 Torino

Arcotronics Kalla S.p.A.
Arcotronics Industries S.p.A.
Arcotronics Hightach S.r.l.
Arcotronics Technologies S.r.l.
C/o Arcotronics Italia S.p.A.
via S. Lorenzo, 19
40037 Sasso Marconi (BO)

Lussemburgo, 18 settembre 2006

Egregi Signori

Facendo seguito alle intese intercorse vi proponiame con la presente la stipulazione della
Convenzione qui dl segulto trasoritta unitamente al relativi allegali.

CONVENZIONE

TRA

BLUE SKYE (LUX) S.A.R.L.

PEGASO FINANCE S.A.R.L.

E

ARCOTRONICS ITALIA S.p.A.

ARCOTRONICS INDUSTRIES S.p.A.

ARCOTRONICS HIGHTECH S.r.l.

ARCOTRONICS TECHNOLOGIES S.r.l.

E

UNICREDIT BANCA D’IMPRESA S.p.A.

CASSA DI RISPARMIO IN BOLOGNA S.p.A.

BANCA NAZIONALE DEL LAVORO S.p.A.

BANCA INTESA S.p.A.

BIPOP CARIRE S.p.A.

UNIPOL BANCA S.p.A.

BANCO POPOLARE DI VERONA E NOVARA S.c.a.l.

EFIBANCA S.p.A.

FORTIS BANK SA

BANCA DELLE MARCHE S.p.A.

SANPAOLO LEASINT S.p.A.

MEDIOLEASING S.p.A.

LOCAT S.p.A.

LOCAFIT S.P.A.

INTESA LEASING S.p.A.

BANCA ITALEASE S.p.A.

LEASIMPRESA S.p.A.

	INDICE
1.	Premesse e definizionn	11

2.	Acquisto del credito ex-ufj e sottoscrizione dell allimento di capitale da parte dell investitore	16

3.	Credito residuo	18

4.	Nuova finanza	20

5.	Disposizioni comuni al credito residuo ed alla nuova finanza	23

6.	finanziamenti chirografari	26

7.	Linse di credito revolving per autoliquidante	28

8.	Crediti di firma	30

9.	Finanziamenti ifotecari	30

10.	Contrattidi leasing	31

11.	disciplina comune ai rimborsi anticipati	32

12.	Parametri finanzari	32

13.	Obblighi di informativa	33

14.	Altri [illegible] della societa	34

15.	condizioni sospensive	37

16.	glaubola risolutiva expressa, risoluzione per inadempimento e condizioni risolutive	38

17.	Comunicazioni	42

18.	Riservatezza	46

19.	Vare	46

20.	Cessione dei crediti e/o dei contratti	46

21.	Spese	46

22.	Durata	47

23.	Leqqe applicable	47

24.	Foro competente	47

25.	Elenco allegati	47

[GRAPHIC]

CONVENZIONE

TRA

1.                         Blue Skye (Lux) S.a r.l., con sede in 19/21, Boulevard du Prince Henri, L-1724. Lussemburgo, registrate al Registro delie imprese del Lussemburgo (Registre de Commerce et des Societés) al numero B 111 951 (di seguito, “investifore”), in persona del procuratore speciale Sig. Lorenzo Pairssal, debitamente autorizzato a solioscrivere li presents atto;

E

2.                         Pegaso Finance S.à.r.l., con sede in 19/21, Boulevard du Prince Hanri, L-1724, Luxemburgr, in corso di registrazione presso il Registro delle imprese del Lussemburgo (Registre de Commerce et des Sociétés) (dl segutto, “Nuovo Finanziatore”) in persona dell”amministratore Sig. Cario Sanfoiemma,debitamente autorizzeto a solioscrivere li presente atto

E

3.                         Arcotronics Italia S.p.A., con sede in Sasso n Marconl (BO), Via San Lorenzo, n.19, capitale sociate Euro 5,616,000, interamenfe versalo, codice fiscale e lacrizione al Registro delle impress di Bologna n. 03762091001 (di seguito, “Arcofronics” o la “Società”), In persona del Presidente dei Consigllo di Amminisirazione, Sig. Silvano Mazzoini, debitamente autorizzato a soffoscrivere ii presente affo;

4.                         Arcotronics Industries S.p.A., con Sede in Sesso Marconl (BO), Via Sen Lorenzo, n.19, capitale sociate Euro 1,980.000, interamenfe versalo, codice fiscale e lacrizione al Registro delle impress di Bologna n. 91229420376 (di segulto, “Arcotronics Industries”), In persona di del consigllere delegeto Sig. Maroo Uberlt, debitamente autorizzato a solioscrivere ii presente affo;

5.                         Arcotronics Hightech S.r.l., con sedre in Monghidoro (BO), Via Savena, n. 3, capitale sociale Euro 500.000, interamente varsato, codice fiscale e lacrizione al Registro delle imprese dl Bologna n. 01821730130 (di seguito, “Arcotronics Hightech”), in persona del consigllere delegato, Sig. Luclano Lolff, debitamente autorizzato a soiloscrivere ii presente affo;

6.                         Arcotronics Technologies S.r.l., con sedre in Sasso Maroonl (BO), Via San Lerenze, n. 19, capitale sociate Euro 600.000, interamente varsaio, codice fiscale e lacrizione al Registro delle imprese dl Bologna n. 00998520373 (di segulto, “Arcotronics Technologies”), in persona del Presidenfe del. consigllo di Amministrazione, Sig. Silveno Mazzolini, dabitaments autorizzato a solioscrivere ii presente affo;

E

7.                         UNICREDIT Banca d’lmpresa S.p.A., con sede legale in Verona, Via Garibaldi 1, capitale sociate, Interamente versato, dl Euro 4,107,904,698,00, codice fiscale, partita IVA e numero di isorizione presso iI Registro della imprese dl Verona n. 03656170980, isorilla all”Albo dalle Banche al n. 5539/3226.1, appartenente al gruppe bancario

Unlcredito Itelleno isoriltio all’Albo del Gruppl Banoarl, In persona del Sig. Gluseppe Ciltadino, debitamente autorlzzato a soitosorivere ll presente alto (di segulio, “UBI”);

8.                         Cassa di Risparmio in Bologna S.p.A., con sede legale in 40124 Bologna, Via Farinl 22, capitale sociate interamente versato di Euro 586,930,000,00, cadloe fiscale, partiia IVA e numero dl iscrizione presso ll Regtetro delle imprese dl Bologne n.02089011206, iscritta all’Albo delie Banche al n. 5466, apparienente al gruppo banoarto SANPAOLO IMI Iscriitto all’iAlbo del Gruppl Bancarl n. 1025.6, In parsona del Sig. Ing. Giancario Bint debitemente autorlzzato a sottosorivere ll presente alto (di segulio la”CARISBO”);

9.                         Banca Nazionale del Lavoro S.p.A. con sede legale in Via Vittorio Veneto, 119, Roma, Iscritia all’albo delie banche e capogruppo del Gruppo Bancario B.N.L. iscritio all’albo del gruppl bancarl presso la Banca d’italia, società soggetta ad attivilà di direzlone e coordinamento della società BNP Paribas S.A. — Parigl, capitale sociate Euro 2,229.025.911,12 interamente versato, codies fiscale e numero dl isortizione nal Registro delle Imprese dl Roma 00851990562, in persona del Sig. Carmelo Larosa, debitemente autorlzzato a soitosorivere li presente alto (di segulio,la “BNL”);

10.                  Banca intesa S.p.A. con sede legale in Plazza Paolo Ferrari, 10, Milano, capitale socieate dl Euro 3.613.001.195,95, codice fiscale e numero dl isorizione presso li Registro delle imprese dl Milano n. 00799960158, isoritta all Albo delle Banche, in persona del Sig. Glaoomo Beriolotti e Massimo Minasi, debitemente autorlzzati a soitosorivere li presente alto (di segulio la “Banca Intesa”);

11.                  BIPOP CARIRE S.p.A, con sede legale in Via Leonardo da Vinci, 74, Bresola, capitale sociale Interamants versato dl Euro 915.842.000, codice fiscale, partita IVA e numero dl leorisione presso II Registro dalle Imprese dl Bresola n. 03336830957, Isoritto all/Albo delle Banche al n. 3207.8, appartenente al gruppo bancarlo Capitelia Isoritto all’Allbo del Gruppl Bancari, in persona del Slg. Ivo Benevenll, debliamente autorizzato a soltosorivere ll prsente atto (di segulto, la “Bipop Carire”);

12.                  UNIPOL Banoa S.p.A. con sede legale in Plazza Constiluzione, 2, Bologna, capitale sociate interamente versato dl Euro 703.500.000,00, codice fiscale e partila IVA e numero dl leorizione presso li Registro delle impress dl Bologna n. 03719580379, iscritta all’Albo Banche al n. 5005, appartanente al gruppo bancario Unipol Banca lscritto all’Albo del Gruppi Bancari, in persona del Sig. Emillo Lulgi Gambrasi, debitemente autorlzzato a soitosorivere li presente alto (di segulio la “UNIPOL Banca”);

13.                  Banco Popolare dl Verona e Novara S.c.a.r.I., con sede lagale in Plazza Nogora, 2, Verona, capitate sociate dl Euro 1.342.588.934,00 interamente versato, isoritta al Registro delle imprese dl Verona al n. 03281270236, isoritta all’Albo delle Banche e Capogruppo del Gruppo Bancario Banco Popolare dl Verona e Novara iscritto all’Albo del Gruppl Bancari, in persona del Sig. Vincenzo Postigllone, debitemente autorizzato a soitosorivere li presente alto (di segulio “BPVN”);

14.                  EFIBANCA S.p.A. con sede legale in sade in Roma, Via Boncompagnl no 71, capitale soolale interamente versato dl Euro 89.353.504,00, codice fiscale, e numero dl leorizione nel Registro delle impress dl Roma 04114020981, isoritta all’Albo delle Banche e appartenente al Gruppo bancario Banca Popoiare itallana, iscritto all’albo del gruppi bancari presso la Banca d’italia, soggetta all’alttvità dl direzione e coordinàmento della Banca Popolare Italiana Societeà Cooparativa, in persona della Sig.ra Gluseppina Vozzella, debltamente autorizzalo a soffosorivere li presente atto (dl segutto la “EFIBANCA”);

15.                  FORTIS BANK SA, con sede legale in Montagne du Paro, 3 Bruxelies (BELGIO), sede aecondaria in italia via Comaggia, 10 Milano, capitale soolale interamente vereato dl Euro 12.038.823.000.00, codice fiscale, partila IVA a numero dl lecrizione presso ll Registro delle Imprese dl Miano 04406500159, Isorittle all’Aloo delie Banche al n. 4868, ABI 0395.6. In parsona del Sig. Masaimo Romano e Danila Mentegazzl, debliamente autorizzali a soliosorivere il presente attlo (df seguito la “FORTIS BANK”);

16.                  Banca delle Marche S.p.A. con sede legale in Jesf, capitale soolate interemente versafo dl Euro 386.476.840,88=, codioe fisoale, paritha IVA a numero dl isorizione presso il Registra delle imprese dl Ancona n. 013773B0421, iscrltta all’Albo dalle Banche al n. 5236.5, Capogruppo del gruppo banoario Banca delle Marohe, Iscrltto all’Albo dele Gruppl Bancari al n. 6055.8, in persona del Sig. Giovanni Romitl, debltamente autorizzato a sotlosoriverse il presente atto (dl seguito la “Banca delle Marche”);

17.                  Sanpaolo Laesint S.p.A. sooleta’ dl leasing internazionale, con sede legale in Milano corso dl Porta Nuova n. 1, capifale sociele Euro 33.591.600,00, codloe fiscale e numero dl iscrizione al Registro delle imprese dl Milano 0428580153, REA, 998945, societa’ soggelfa all’atlivitta’ dl direzione e coordinamento del socio unico SanPaoloIMI, iscrifta all’elenco speciale tenuto della banca d’italia al senel dellf’art. 107 del testo unico bancario, apparienente al gruppo bancario sanpaolo imi iscritto all’albo del gruppi bancarl al n. 1025.6, in persona del Sig. Felice de Nittis, debitaments autorizzato a soifoscrivere il presents attlo (dl segulto la “Sanpaolo Leasint”);

18.                  Medioleasing S.p.A. con sede legale in via A. Ghisileri, 6 — 60035 JESI (AN), capitale sociale interamente versafo dl Euro 60.000.000,00, codios fiscale, partila IVA e numero dl iscrizione presso il Registro delle Imprese dl Anoona: 02232810420, iscritta all’Elanco speolale tenufo dalla Banca d’italla al sensi dell’articolo 107 del Testo Unico Bancaria al n. 33029.0, soggetta ad affivitta dl direzione e coordinamento dl Banca delle Marche spa ed apparienente al Gruppo Bancario Banca delle Marche n. 6055.8;in persona del Sig. Giovannl Romiff, debitamente autorizzato a solfoscrivere li presente atto (dl seguilo la “Medioleasing”);

19.                  Local S.p.A. con sede legale in 40126 Bologna, plazza dl Porta S. Slefano,3, capitale sociate interamente versalo di Euro 372.560.610,00, codios fiscale 003648050015, partiia IVA 04170380374 numero di iscrizione presso li Registro delle Imprese dl Bologne n. 0348938, iscritta all’Elanco speciale tenuto dalla Banca d’italia al sensi dell’articolo 107 del Testo Unico Bancario, appartenente ai gruppo bancario UhiCredito itailano SpA isoritto all’Albo del Gruppi Bancari al n. 3135.1, in persona del Sig. Franco Sbardelliati, debitamente autorizzato a solfoscrivere li presente atto (dl seguilo la “Local”);

20.                  Locafft S.p.A. con sede legale in Milane Corso italia 15, capitate societe interamente versato dl Euro 110.000.000, codice fiscale, partila IVA e numero dl isorizione presso il Registro delle imprese dl Milano n. 00862460151, iscrittfa all’Elanco Generale U.I.C. al n. 143, appartenente al gruppe bancario BNI. Iscritto all’Albo del Gruppi Bancari presso la Banca d’italia, in persona del Sig. Carmelo Laross, debitamente autorizzaio a soitoscrivere li presento atto (dl segulte la “Locafit”);

21.                  Intesa Leasing S.p.A. con sede legele in Via Manin, 23 20121 Milano, capliale sociale interamente versato dl Euro 38.451.895,56, cidice fiscale a partita IVA: VAT IT 01682080153 e, numero dl iscriziene presso il Registro delle impress dl Milane n. 16801 nellelence generale al n. 19270 nell’elenco swpeciate degll intermediari finanziari ex. D. Lgs. n.385/93, appartisnante al gruppo bancario Banca Intesa S.p.A. iscritto all’Albo del

Gruppi Bancari al n. 5361, in persona della Sig.ra Gabriella Maggioni, debitamnte autorizzaria a sottosorivere II presente alto (di segulto “Intesa Leasing”);

22.                    Banca Italease S.p.A. con sede legale in Milano, Via Cino dal Duoa 12, capitale sociale interamente versato dl Euro 393.411.955,32, codice fiscale, partita IVA e numero di isoriziona presso II Ragistro delle Impresse di Milano n. 00646180156, capogruppo del gruppo bancario Banca Italease, Isoritta all’Albo delle Banoha e del Gruppi Bancari presso la Banca d’Italia al n. 3026.2, in persona del Sig. Filomeno Talla, debitamente auturizzato a sottoscrivare II presenta atto (di segullo la “Banca Italease”);

23.                    Leasimpresa S.p.A. con seda legale in Torino, Corso Ferrucci 100/A, Capitale Sociale Euro 65.000.000, Codice fiscale e isorizione Registro Imprese Trib, TO 02762060018, Partita Iva IT02752060018, iscritta nell’elenco generale di cul all’art. 106 del D. Lgs. n. 385/93 a nell’elenco speciale tenuto dalla Banco d’ltalla al sensl dell’art. 107 del D. Lgs. n. 385/93, Società del Gruppo Banco Popolare di Verona e Novara iscritto all’Albo del Gruppi Bancari, Società sogeetta a dirazione e coordinamento del Banco Popolare di Verona e Novara S.c.a.r.l., in persona del suo Procurafore Speciale Sig. Tito Valtorta, debitamente autorizzaro a sottosorivere à presente atto (di seguito “Leasimpresa”).

Le società elencate al punti da 7 a 23 sono di segulto collettivamenie dafinite come “Società Finanziatriol” e clascuna, singolarmente, come “Società Finanziatriol”. Tutte le parti di questa Convenziona sono anche definite collettivamente come “Parti” o, singolarmenta, come “Parte”.

PREMESSO CHE

(A)                 La Società ed il Gruppo – come inxra definito – operano nel settori della produzione e della commercializzazione di condensatori in film pfasfico per elettronica, nonchè della produzione e commercializzazione di machine e linee automatiche per la realizzazione di condensatori, bafferie mefellizzazione di film plastiol e macchine speciall.

(B)                   La Società ed il Gruppo, anche in considerazione del protrarsi di una congiuntura non favorevole del mercali di referimanto, sianno attraversando un momenta di tensione finanziaria, che rende opportuna una rinagoziazione dell lndebitamento Finanziario complessivo in essere atta Data di Riferimento, come Infra definita.

(C)                   In particolare alla Data di Riferimento.

(I)                      I’resposizione della Società a della altre società del Gruppo verso clascuna delle Società Finanziatriol derivante da finanziamenti chlrografari a breve, medio e lungo termine è quella indicata (e ripartita secondo il relativo debitore ad il relativo finanziamento) nel documento qui accluso sub Allegnto “C(I)” (di segulto, nel compiesso, I “Finanziamentl Chlrografari”, e clasouno un “Finanziamento Chlrografario”);

(II)                  gli utlilizzi in essere alla Data di Riferimento, a valere suite linee di credito revolving per autoliquidante a valere su crediti commerciali non infra-gruppo risultanti da fatture e/o ricevute bancarie, concesse da clascuna delle Società Finanziatriol alla Società e ad altre società del Gruppo sono indicati (e ripartiti secondo il relativo debilore e la relativa linea di credito) nel documento qui acculuso quale Allegato “C(II)” (di segutio, nel complesso, le “Linee dl Credito Revolving per Autotiquedante”, e clascuna una “Linea di Credito Revolving par Autoliquidante”);

(iii)                 le garanzie e gil altri credito dl firma rlasciati dalle Società Finanziatriol e garanzia di obbligazionl di pagamento di nature commerciale della Società o di altre società dal Gruppo e in essere alla Dafa di Riferimento sono quelle indicate (e ripartite secondo ll relativo debitore ed ll relative contratto) nel documanto qul acciuso sub Allegafo “C(III)” (di seguifo, nel complesso, I “Creditt dl Firma”, e clascuno un Credito dl Firma”);

(iv)                l’esposizione per capitale e per rate acadute della Società a delle altre società del Gruppo verso clascuna delle Società Finanziatriol derivante da finanziamenti Ipotecari è quella indicata (e riparlita secondo ll relativo debitore ed il relativo contratto) nel documento qui accluso sub Allegato “C(iv)” (di segullo, nel complesso, I “Finanziamenti Ipotecari”, e clascuno un “Finanziamento Ipotecario”);

(v)                   I’esposizione in linea capitale della Società e delle altre società del Gruppo verso clascuna delle Società Finanziatriol derivante da contratil dl leasing e quella Indicate (e ripartia secondo ll relative debitore ed II relativo Finanziamenio) nel documents qui accluse sub Allegato “C(v)” (dl segulto, nel complesso, I “Contratti dl Leasing”, a clascuno un “Contratto dl Leasing”);

(vi)                ll debito complessivo per capitale, Interessi e quant’altrn dovuto delle società del Gruppo nel confronti dl UFJ Bank Limited, Shibuya Branch (“UFJ”), parte del quale garantilo, ira l’altro, da pegno su azioni Arcotronics Industries, ammorita e, ed è riparilito tra le società del Gruppo, come segue: (1) quanto alla Società, JPY 8.7 millardi (oltre agli Interessi, ad eventuali penall ed al costi correlati alia risoluzione dello swap) (di seguito, ‘Credito ex-UFJ Arcsotronics”); (2) quaoto ad Arcotronics France, Euro 0,686 milloni e quanto ad Arcotronics Ltd. USD 1,4 million e GBP 0,9 millioni (oltre agll Interessl e ad evertuall penall) (dl seguto, “Credito ex-UFJ Subsidiaries” e, congluntamenfe al Credito ex-UFJ Arcotronics, ll “Credifo ex-UFJ”);

(D)                 In data 19 dicembre 2005, alfealto di un’esta competitive organizzata da UFJ, Fan Investments Company Ltd (“FAN”) ha acquistato pro solufo da UFJ l’infero Credito ex-UFJ Acrotronics nonche, In retazione al Credito ex-UFJ Subsidiaries, ll Credito ohe UFJ vantava verso Nissel — questultima in garante gla infruttuosamente escusso da UFJ — in relazione al Credito ex-UFJ Subsidiaries;

(E)                   su Incarico della Società, Mediobanco, nella sua veste di financial advisor (di segutto “Mediobanca”), ha individuato in D, B, Zwim Special Opportunities Fund, L.p.II soggetto intenzionato a partecipare, a mezzo dl una o picr società appartenfl al proprio gruppo, alla ricapllazzazione della Societa e al piano dl ristrutturazione della Societa e del Gruppo ed a mezzo dl Società della msdesiraa non fecente parte dal proprlo gruppo, alla ristruturazione dl parto dell’indebitamento finanziario della Societa ed alla concessione dl nuova finanza;

(F)                   in data 27 lugtlo 2008 I’Innvesttore ha concluse on accordo quedro per I’acquistso, rispetivementes da FAN del Credito ex-UFJ Arcotronics da Nissel del dlittil di qualslvogila natura verso Arcotronics France S, à r.l. ed Arcotronics Limited sorgenti in capo a Nissel in conseguenza dell’avvenuto rimborso di FAN quate cessionario del credito che UFJ vantava verso Nissel a gatanzla del Credito ex-UFJ Subsidiaries (dl seguitle ll “Credito di Surroga ex-UFJ Subsidiaries”);

(G)                  ll plano dl ristrutturazione industriale e dl rafforzamento patrimoriale e finanziario per ll periodo 2006-2015 finalizzato a conseguire ll [ILLEGIBLE] economico-finanziario del Gruppo, viene allegato alla presente convenzione sub “G” (dl seguito ll “Piano dl Risanamento”);

(H)                 ll Piano di Risanamento prevede, tenuto attresi conto della moratoria e del riscadanziamento dell’indebttamento finanziari esistente verso le Società Finanziatriol al termini ed alla condizioni previeti nella presente Convenzione, della riatrutturazione del Credito ex-UFJ, dell’aumento di capitale e della concessione dl nuova finanza come Infra previsto, ll risanamento dell’esposizione debltoria e ll riequilbrio della situazione finanziaria della Società e del Gruppo;

(l)                       alla lupe di quanto Indicato nella precedento premessa H, su lstanza conglunta della Societe, di Arcotronics Industries, di Arcotronics Hightech e di Arcotronics Technologies, II Tribunale di Bologna in data 6 dicembre 2005 ha nominato II Doff, Piero Alcardi quale esperio (l’ “Esperto”) al sensi dell’aritcolo 67, terzo comma, lettera d), del R.D. 16 marzo 1942, n. 267 cost come modificato della Legge 14 maglo 2005, n. 80 (la “Legge Fallimentare”);

(J)                     In data 12 lugllo 2006, l’assemblea straordinaria della Società ha deliberato di aumentara II capitale sociate a pagamento ed in forma scindible, senza esolusione del diritto di opzione, fino a un massimo di Euro 39 millioni mediante emissione, senza sovrapprezzo, di massimo n. 50.000.000 (cinquantamillioni) di nuova azloni ordinarie del valore nominale di Euro 0,78 clascuna, da eseguirsl antro ll 31 ottobre 2006 anche attraverso compensazlone di parte del Credito ex-UFJ Arcotronics (l’”Aumento di Capitale”);

(K)                 sull’assunto che la relazione dell’Espario confermi che II Plano dl risenamento unltamente alla presente Convenzione, [Inllegible] II reglonevole presupposlo per II risanamento dell’esposzione deblforia della Società e ll rlequilbrio della sua situazione finanziaria, le Società Finanziatriol sono disponibill ad aderine alla definizione del nuovi termini e condizioni del Finanziamentl e l’Investitore è disponsible a (i) liberare l’Aumento dl Capitale , (ii) trasfarire alla Società II Credito ex-UFJ Subsidiaries per un corrispettive part ad Euro 1, affinchè la stessa possa convertrlo in capitale dl Arcotronics Limited ed Arcotronics France S.a.r.l. (iii) transfarire al Nuovo Finanziatore II residuo Credito ex-UFJ affinchè lo stesso possa ristrutturario nonchè concedare nuova finanza, II tutto a termini a condizioni di cul alla presente Convenzione.

Tutto olö premasso, al conviene e sl stipula quanta segue.

1.                         PREMESSE E DEFINIZIONI

1.1                   Le premesse a gil allegati sono parte integrante e sostanziale della presente Convenzione.

1.2                   In agglunta alle definizioni convenzionall contenute nell premesse o nel prosleguto della presente Convenzione, l termini e le espressionl dl seguito elencati hanno ll significato loro dl segulto rispattivamento attributto, salvo diversa espressa Indicazione:

“Aumento di Capitale” ha ll significato dl cul alla Premessa J che precede.

“Arcotronics Industries” significa Arcotronics Industries S.p.A., come meglio identificata nel Preambolo della presente Convenzione.

“Atto dl Disposizione” significa quaisiasi negozio, anche a titoto gratuito (ivi inclusi, a titoto esempillioativo e non tassative: vendita, donaziona, parmula, conferimento in società, vendita in biocco, vendita forzata, fusione, scissfone, eco.), in forza del quate al consegua in via diretta o indiretta ii risultafo del trasferimento, anche a termine, della proprietà o nuda proprieta o dl diritti reall (ivl inclusi, a titolo asempliflcatlvo e non tassativo, pegno e usufrulto) su un bane o su un compiesso dl bent.

“Agenta” indica la Società Finanzialrice che, alia firma della presente Convenzione, sarà indicata alla Società come il soggetto inoarioafo dalle Società Finanziairiol dl eseroltare, in nome e per conto delle Società Finanziatrici (con esclusione del soggettl credltori in forza del Finanziamenti lpotecari e limitatamente all’eseroizio del loro dlritti in tale veste), I dirittl delle Società Finanziatrlcl al sensi della presente Convenzione, cosi come ogni alfro eventuale rimedlo dl legge loro spatfante, in forza del mandato collettive conferito all’Agante, in base alla stipulanda convenzione interbancaria.

“Cambio dl Controlio” significa l’acquiaizlone, da parte dl un soggetio terzo rispetto all Inverttore, del contrdllo diretto o indiretto della Società e/o di Arcotronics industries come definito dall’articdlo 93 del D.lgs 24 febbralo 1998 n.58.

“Conto Corrente Nuovo Finanziators” significa it conto che sarà comunicato per isoriitto in tempo utilite dai Nuovo Finanziatore alla Società e ad Arcoindustries

“Credito dl Firma in Essere” ha fi significate dl cul at Paregrato 8.1 che segue.

“Credito Residuo” ha ll significate dl cul al Paragrafo 2.1.5 che segue.

“Data dl Efficacia” significa la data in cul sl sia avverata la condizione sospensiva dl oul al Paragrafo 15.1.

“Data dl Esecuzione” Indica ll Gloron Lavorallvo oongluntamente individualo dalle Parli coincodnefe o posteriore alla Data off Efficacia ed in ognl oaso non successivo al 26 selfembre 2006.

“Data dl Pagemento” significa ll 30 giugno e il 31 dicembre dl clasoun anno solare, restando inteso che nei case in cul una dl tale date non ala un Giorno Lavorativo, la relativa Data dl Pagamento verrà anticipata al Glomo Lavorativo precedents.

“Data dl Riferimento” significa il 31 maggio 2005 (saivo quento precisato nell’Allegato C(i)).

“Data dl Valutazione” significa ia data che cade 15 Giorni Lavorativi dope l’approvazione del bilanclo consoildato del Gruppo non successiva al 210” glorno successivo alla chlusura del relative esercizio.

“Distribuzioni” significa:

(a)       I dividend e altre distribuzioni (in denaro o in nature) dl capllale sociale e/o risreve; e/o

(b)                   quaisiasi pagamento in quaisiasi forma e a quaisiasi titoio effettualo da una società del Gruppo all’investitore o a una Parte Correlata dell’inveslltore diversa da una società del Gruppo (falta aocezione per I pagementl dl somme scadute ed esigiblll in forza del Credito Residuo e/o della Nuova Finanza che sono espressamente esciusi dalla definizione [ILLEGIBLE] essendo ad ogni effetto indebifamento finanziario non subordinate della società), ad eccezione dl corrispettlvi a valori dl mercato per servizi effettivamente prestall, purché diversi da quelll dl oul al seguente punto (o), e/o benl effettivemente forniti, nel rispetto dalla previsionl dl cul al Paragrafo 14.10 (Operazioni con le Partl Correlate) che sague; e/o

(c)                     corrispetivi per servizi dl consulanza dl gruppo pagati da una società del Gruppo all’lnvestitore o a una Parte Correlata dell’lnvestitore diversa da una società del Gruppo, nonche I compensi per gll amministratori.

“Dlstribuztoni Consetite” significa:

(a)                    fino ral 31 dicembre 2012, esclusivamente le Distribuzioni dl cul al punio (o) della definizione “Distribuzionl” non ecoedantl Euro 1 millone annuo;

(b)                   successivamente, tutte le Distribuzioni subordinatamente al rispetto dl tutte le seguentl condizioni:

(i)                        la Distribuzioni avvenga taesstivamente ad una Data dl Pagemento;

(ii)                     tuttle le somme dovute in forza:

(1)                    della Documentazione Finanziaria;

(2)                    dl quaisiasi alfro indebitamento Finanziario,

nella misure in oui siano soadute ad esiglbill (nel caso dell’indebitamento Finanziario oggetto della presente Convenzione, secondo quanto da questa previsto) alla data della Distribuzione (inclusa), siano glà state pagate;

(iii)                  tutte le somme dovuta in relazione al Credito Residuo o alla Nuova Finanza a llfolo dl rimborse antloipato abbligatorio, ove scadule ed esigibill alla data della Distribuzione, siano glà state corrisposte ovvero, se si sia già verificato l’evento che le rende dovute senza che le stesse siano ancora divenute scadute ed esigibill, siano stati accantonati fondi sufficienti al loro pagamento;

(iv)                 tutte le tasse, Imposte, contributi e oneri previdenziall e assistenziall e tutte le retribuzioni, nella misura in cul siano soaduti ed esigibill alia data della Distribuzione (inclusa), siano gla stati oorrtspostl;

(v)       nessun Evento possa ragionevolmente derivare da tale Distribuzione;

(vi)                 sia rispettato, sia prima che immediatemente dopo la Distribuzione, clascuno del Parametrl Finanziarl.

Documentazione Finanziaria significa:

(a)       l contratti al sensi del quali sono stall concessl I Finanziamentl;

(b)       la presente Convenzione;

(c)       ogni garanzia concassa in relazione al Credito Residuo e alla Nuova Finanza;

(d)                    quaislvoglfa documento aliegato, correlato, cdllegato o relativo al contraiti o al documentl dl cul alle lettere che precedono; e

(e)                     quaisiasi documento individualo per iscritlo come “Documento Finanziario” e sottosoritto congiuntamente dalla Società e dall’investltore ovvero congluntamente dalla Società e dal Nuovo Finanziatore ovvero congluntamente dalla Società e da tutle o parte delle Società Finanziariol.

EBITDA significa, con riferimento al Gruppo (ma escludendo dal perimetro dl consolidamento le società del Gruppo con sede legate nel Regno Unito e in Giappone, nonché la società Shanghal Nissel Electric Co.Ltd con sede nella Repubblica Popolare Cinese), la somma algebrica del “Valore della produzione”, cosi come determinato al sensi della letfera A) ‘dell’art, 2425 c.o., e dl quel costl della produzione” Indicatl nelle voci dl cul al nn. 6), 7), 8). 9), 11) e 14) dalla leltera B)”Costl della produzione del oltato art, 2425 c.o., Per ohiarezza resta inteso che (i) gll oneri conesal all’operavvenlenze dl ristruturazione, e (ii) gll onerl dl nature straordinarta (quall sopravventenze passive, errori, rettiflohe e minusvalenze derivantl dall’allenzione dl benl strumentall), anche ove non ricompresl nella voce E n. 21, non saranno comunqua computati al finl della determinazione dell’EBITDA.

Evento indica uno quaisiasi degli eventi indicati nell’Articolo 18.

Finanzlamenti indica I Finanziamentl Chlrografari, le Linee dl Credito Revolving per autollquidante, l Creditl dl Firma, I Finanziamentl ipotecearl, I Contratii dl Lesaing, ll Cerdito Residuo e la Nuova Finanza.

Finanziamentl Chlrografari he ll signficato dl oui alla Premessa C(i) che precede.

Finanziamentl lpotecari ha ll signficato dl cul alla Premessa C(iv) che precede.

Finanziamentl lpotecari significa le Società Finanziatrici (e I loro eventuall successori e/o aventi causa) che alono creditrida al senel del Finanziamentl lpotecari.

Glorno Lavorativo; indica un glorno lavorativo bancario in italla e nel Granducato dl Lussemburgo.

Gruppo slgnifica la Società e le allre società da questa direttamente o indirettamente controllate al sensl dell’art , 26 del D.Lgs, 9 aprile 1991, n.127.

“Indebitamento Finanziario Consolidate” indica quaisiasi obbligazione pecuniaria, ancorché non liquida e/o esigible, della Società a del Gruppo relativa (i) al Finanziamentl, nonché ad altri finanziamenti I cui pagamenti (per capitale, interessl ed accessori) non siano subordinati al preventivo integrate pagamento dl tutli gll importi dovuti in base al Finanziament; (ii) alla restituzione dl somme ottenute a llfolo dl finanziamento (inciuso lo sconfo, ii factoring, le cessioni dl crediti commerciali, I’antioipo s.b.f a/o dl ricevute bancario o altire forme dl crediti c.d. autdliquidante), indipendentemente dalla forma tacnica in cul ll medesimo passe essere stalo assunto e indipendentemente dalla qualifloazione del rapporto effeltuata dalle parti, incluso ll pagemento dl interessi e commissionl relative ad operazionl finanziarie (ivi inciuse l’emissione dl obbligazionl, anche convartlballl, e dl strumentl dl debtte), ll tutto ad esciusions dl quelie forme dl finanziamento l oue pagamento (per capitale, interessl ed accessorl) slano subordinatl al preventive Integrale pagamento dl tuttl gll importl dovutl in base al Finanziamentl; (iii) agll obblighl dl manleva e/o regresso e/o rivalsa assuntl a/o gravanti in relazione a impagnl dl firma emessi da terzt, inciuso quaisasi indennizzo, lattera dl credito e/o garanzia; (iv) al canonl dl locazione finanziaria a scadere ed al corrispettivo dovuto per l’acquisto del bene in caso dl esercizio del dirito dl opzione; e

(v) finanziamentl sool 1 cul pagamentl (per capitale, interessl ed accessorl) non slano subordlnatl al preventlvo integrale pagamento dl tuttl gil importi dovutl in base al Finanziamentl.

“Indebltamento Finanzlarto Consolidato Netto” significa, con riferimento alla Società e al Gruppo (eacludendo le società del Gruppo con sede legala nel Regno Unito e in Glappone, nonohé la società Shanghal Nissel Electric Co. Ltd con sede nella Repobbllca Popolare Cinase), [ILLEGIBLE] parl alla àomma degll smmontarl corrispondenti alle seguenti vocl:

(a)                     l’indebitamento Finanzlarto Consolldato; meno

(b)                    le disponibllltà liquide della società e del Gruppo come descritte nel dettagil dl oul al nn. 1), 2) e 3) del capitolo n. IV “Disponlbllltà llquide” della voce C) della componente “ATTIVO” di cul all’art. 2424 c.o. purché non soggetie a Vinooll.

“Leggl” indlca tutte le norme primarle e secondarie, ordinanze, decreti, regolamentazlonl, statutl comunall, sentenze, declsionl, ordinanze, lodl, provvedimentl gludiziail, arbltrall, amministrativi, ministeriall, o regolanmentari, ovvero qualslasi allra disposizione vincolante o avente efficacia sul soggello nel confrontl del quale tale parola viene utllizzata; e “Legge” significa clasouna di esse.

“Net Free Cash Flow” significa la somma delle seguentl vool, positive a negative (a seconda del caso); EBITDA, varlazione del capltale circolante, Investimentl matertall ed immateriall, onerl fiscall, pagamenti, per finanziamentl leasing, Interessi e quote capitall sul debito, altre vool ohe generino usclta a/o entrate dl cassa per ll Gruppo, lvl inclusi l dividendl distribultl da Arootronics Limited e da Arcotronics Hoding UK Ltd, ll tulto purché in coarenza e nel respetto del Plano dl Risanamento.

 “Nissel” significa Nissel Electric Co. Ltd..

“Nuova Finanza” ha ll significato di cul all’Articolo 4.

“Nuovl Crediti dl plrma” he ll significato dl cul al Paragrafo 8.1.2 che segue.

“Opzione di Capitalizzazione Nuova Finanza” ha ll signiflcato di cul al Paragrafo 4.2.4.

“Parametrl Finanzlarl” singniflca l parametrl finanzlari dl cul all’Articolo 12 (Parametri Finanzian) della presente Convenzione.

“Partl Correlate” ha ll singiflcato dl oul all’articolo 2, lettera h) della Dallbera Consob 11971/1999.

“Perlodo dl Interessl” signiflca ll parlodo dl computo degll Interessl del Credlto Reslduo e della Nuova Finanza, avente durata pari a 6 mesi (fatta accazione per l’ultimo Periodo di Interessl) e deoorrenza dalle dale indicate, rispattlvamente, nal Paragraft 3.2.1 (quanto al Credlto Residuo A), 3.3.1 (quanto al Credlto Residuo B) e 4.2.2 (quanto alla Nuova Finanza.

“Principl Contablll” lndlca l principl contablll fissati dal Consigllo Nazionale del Dottort Commerciallstl e Consigllo Nazionale del Ragionleri o, ln mancanza del nedisiml, quelll fissall dall’l.A.S.C. (International Accounting Standards Committee).

Quotazione: singiflca l’ammisslone alla quofaziona dalle azioni e altri sirumentl finanziarl della Società e dl allre società del Gruppó nel mercato telematlco gestitio dalla Borsa lfallana o in qualslasi meroate equlvalente dl una borse asters.

“Seconda Data dl Efficacto” ha ll significato dl out al Paragrafe 15.3 che segue.

“Società” signiflca Arcotronics Italla S.p.A., come megllo Identificata nel Preambole della presents Convenzione.

“Società dl Revlaione” signiflca Deloitte & Touche ovvero, alla acadenza del suo attuale incario, Price Waterhouse Coopers oppure altra primaria Società dl revialone iscritta all’albo Consob dl oul all’art, 161 TUF che la Società dovesse Incarolare in sostttuzlone delta prima.

Vincoll Indica:

(a)                    In relazione agll immoblli, ogni ipoteca, privilegio o pigneramento che dia luoge a trascrizione o lscrizionl pregludlzlevoll;

(b)                   In relazione alle parteolpazieni detenute dalla Società a/o da altre Società del Gruppe, agni dirllto di pegno o plgnoramento;

(c)                    In relazione a somme di denaro o Investimentl in strumenti finanzlarl (cost çome desoritti nell’art. 1, comma 2, del D.Lgs. 24 febbrato 1998, n. 58), ognl diritte dl pegne (anche nella forma di pegno lrregolare àl sensl dell’art. 1851 c.o.), pignoramento, deposite vincolato o garanzia anche rotativa a garanzia dl credifl;

(d)                   In relazione agll altrl benl moblll detenuti dalla Società a/o da altre società del Gruppo, ogni dlritte dl pegno, privilegio o pignoramento.

2.                         ACQUISTO DEL CREDITO EX-UFJ E SOTTOSCRIZIONE DELL’AUMENTO DI CAPITALE DA PARTE DELL’INVESTITORE

2.1                  Subordinatamente alla condizions sospenslva dl cul al Paragrafo 15.1 che segue, ed all’avveraamenfo dalle seguenti condizioni disciplinate negll accordl con Fan a nel rapportl fra Nissel ad ll Gruppo;

(a)                    sottosorlzione e parfezienamente (lvi incluse le relative formalltà) dei seguemti alti (del quali non é parta l’lnvestitore):

(i)                                    contratto dl vendlla relativo al 100% del capitale Societàe dl Nissel Electronics Industries Co. Ltd da Arcotronics Industries a Nissel (fatta accezione per ll pagamento da parla di Nissel dl una porzione del prezze pari a JPY 91.8 millionl che dovrà assere corrisposta al massimo entre 6 masl dalla data dl setfoscrizione del contratte dl vendita);

(ii)                     contralto dl vendita relative al 12,5% del capitale sociale dl Arcotronics Industries da nissel alla Società;

(iii)                  contratte dl vendita relative al 52% del capitale soclale dl Nissel da alcuni amminlstratori a/o dirigenti del Gruppo ad alcuni amministatorl a/o dirigenti dl Nissel ed a Employess’ Stock Holding Association (un’associaziona costltulta da tuttl l dipendentl dl Nissel);

(iv)                 atto ricogniltivo del pegno costitullo aut 52% del capitale sociale dl Nissel in favore dl Fan da parte degll amministratori e/o dirigentl dl Nissel ed Employees’ Stock Holding Association a seguito della compravendlta dl cut al punto (iii) che precede;

(v)                    accordl dl distribuzione dl prodottl tra Nissel e la Società;

(b)                   sottoscrizione da parle dl Nissel e compimento da parte della stessa dl ognl necessaria formalltà dl sua compatenza inerente al perfezionamento dal contratto dl vendita relativo al 100% del capitale soolale della Società in favore dell’lnvestitore (contratto del quale I’Investltore è parte);

(c)                    sottoscrizione da parte dl Nissel e dl Fan a complmento da parte degll stesal dl ogni necessaria formalità dl loro compelenza Inerante al perfezionamento del contratto relativo alla compravendlta da parte dell’Investitore del Credito dl Surroga ex-UFJ Subsidiaries (contratto del quale I’Investitore è parte);

(d)                   sottoscrizione da parte dl Fan e complmento da parte della stessa dl ogni necessaria formaltà dl sua competenza Inerante al perfezionamento del contratto relativo alla compravendita da parte dell’Investitore del Credito ex-UFJ Arcotronics (contratto del quale I’Investitore è parte);

(e)                    sottoscrizione del contratto dl vendlta relativo al 51% del capitale soolale dl Shanghai Nissel Electric Co. Ltd da Arcotronics Industries a Nissel (contratto del quale I’Investitore non è parte);

I’Investitore s’Impegna a, al plù tardi entre II 22 settembre 2006;

2.1.1       acquistare pro soluto II Credito ex-UFJ Arcotronics ed II Credito dl surroga ex-UFJ Subsidiaries con confestuate ricognizione dl dabito al sensi dell’Articolo 1988 del Codice Civile a cura del relativi soggatti debilori in conformità alle evidenze del rispettvi bilanci;

2.1.2       far si che tutte le eventuali garanzie personall o reall rilasolate da società del Gruppo per debill dl Nissel o alfre società dalla stessa controllate al sensi dell’articolo 93 del D.Igs 24 febbraio 1996 n. 58 (che non slano società del Gruppo) a constitulle su beni dalla Società e/o dl altre società del Gruppo nonohè, in ogni caso, sulle azioni dell Società e dl Arcotronics Industries, slano finunclate, fatta accezione per la fidelussione prestata dalla Società in favore dl [ILLEGIBLE] Bank Ltd. a garanzia del debito dl Nissel Electronics Industries Co. Ltd. verso la medisima Hachijuni Bank Ltd, preclsandosl cha fale debito è (alla data del 31 maggio 2006) pari a JPY 61,250 milloni e cha è in corso la negozlazione sulle modaltà dl scarico della pradetta fidelussione;

2.1.3       sottoscrivire e liberare l’Aumento dl Capitale, per un Importo non inferiore ad Euro 30 millioni, mediante compensazione del prezzo dl sottoscrizione della azioni dl nuova emissions con una quota parte liquida ed eslgiblle dal Credito ex-UFJ Arcotronics, previa infegrafe novazione dello stesso e contestuale conversione della relative valuta da JPY a Euro;

2.1.4       transferire alla Società II Credito dl Surroga ex-UFJ Subsidiaries par un corrispattlvo parl ad Euro 1, affinchè la slassa possa convertirio in capitale dl Arcotronics Limited ed Arcotronics France S.à.r.l.;

2.1.5       trasferlrt al Nuovo Finanzlaiora la quota del Cradito ex-UFJ Arcotronics realdua a segulto delta compensazione dl cul al Paragrafo 2.1.3 ohe precede e ohe sarà pari ad Euro 32 milloni (“Credlto Residuo”).

3.                         CREDITO RESIDUO

3.1                  A partire dalla Data dl Eseacuzione II Credito Residuo sarà discplinato dai termini e dalle condizioni previsti al presents Articolo 3, cen conseguente Integrate novazione dello stesso, conversions del relative ammontare da JPY ad Euro e suparamente dl ognl convenzione e contrallo in precedenza regotanti I Credito ex-UFJ Arcotronics. In particolare II Credito Residue sarà suddiviso in due tranches:

3.1.1       una prima tranche dl Euro 12 mllloni (II “Cradito Residue A”); ed

3.1.2       una seconda tranche dl Euro 20 mllloni (II “Cradito Residuo B”).

3.2                  Cradite Residuo A. II ‘Credito Residuo A sarà disciplinate dal aeguenti termini e condlzioni:

3.2.1       Interessl: sul Credito Residuo A matureranne, a decorrere dalla Data dl Esecuzione, Interessl al tasso Euribor a 6 mesl, base divlsore 365/360, rilevato dal Sola 24 Ore 2 (due) glorini lavoratlvi banoari antecedenll alla data dl decorrenza del relatlvo Periodo dl Interessl, magglorato dl 100 basis points, da corrispondersl, In via posticipate, alla scadenza dl elasoun Periodo dl Interssl. In deroga a quanto sopra, la Società e Arootronics Industies avranno topzione dl eapitallzzare gil Interesi dovutl alla scadenza dl dasoun Periodo dl Interessl diverse daffultimo Periodo dl Interessl. Tale opzione potrà essere eseroltata eon riferimento a olascun Periodo dl interessl, medlante sottosortzione, alla relativa data dl soadenza, dl apposlta dishiarazione dl esercizio dell’apzione, con concluslone tra le parti dl convenzione dl anatocismo al sensi e per gll effettl dell’articolo 1283 Codice Civile, SI dà atte che I’eserolzlo dall’opzlone dl capitalizzazione non avrà atcun effelto novative e ehe, al fini della suddetta opzione dl capitalizzazione, gll Interessl at considereranno maturatl, per poter essare capitallzzaziane, II primo glomo dl olaseum periodo dl Interessl al terrnine del quate l’opzione é asercltaia.

3.2.2       Soadenza sul Cradito Residuo A: dovrà essere Interamante rimborsato alla fine del 18’ mese dalla Data dl Esecuzione, salvo quanto dl segulto pravlsto.

3.2.3       Rimborso Antlolpato Obbllgatorio: Sarà oggetto dl ilmborse anticipate obbllgatorio ll 100% del’’ammontare (A) del corrispettivo dl ognl Atto dl Disposizione dalla partecipazione in Arcotronies Ltd (“Dismissione Arco UK”) (1) fine alla concarrenza di Euro 8.8 mllloni, laddove la Dismissione Arco UK Intervenga nel primi 18 mesl dalla Data dl Esecuzione ovvero (2) flno alla concorrenza Integrale del corrispettive, laddove la Dismlsslone Arco UK Intervenga dope l primi 18 mesl dalla Data dl Esecuzione e (B) dl ognl divldendo a/o distribuzione affettuata ds Arcotronics Ltd.

3.2.4       Conversione obbligatoria. Nel case in cul la Dlamissione Arco UK intervenga arrtre 1 primi 18 mesl dalla Data dl Essouzione, la quota del Credito Residue A non oggetto dl rimborse antieipato al sensl del precsdente Paragrafo 3.2.3 sarà oggetto dl conversions in capitale sociale della Società entro 30 Glorni Lavorativi dal predetlo rimborse anticipale.

3.2.5       Garanzie, II Cradlto Reslduo A sara garantito dai seguenti pegnl tuttl costitultl alla Data’ dl Esecuzione: (I) pegno dl primo grado sul 100% delle azioni della Societa; (II) pegno dl primo grado sul 100% delle azioni Aroofronlos Industries: e (III) pegno dl primo grado sul 100% dalle azionl Arootronlos Limited. Resta Inteso ohe le garanzia costltulte in forza del predettl contrattl garantiranno in primo e pari grado anche la Nuova Finanza.

3.2.6       Estensione della Durata. Nel caso In cul la Dismissione Arco UK non Intervenga entro I priml 18 mesl dalla Data dl Esecuzlone, II termine per II rimborso del Credlto Realduo A sarà automatlcamente esteso alno alla fine del sesto anno dalla Data dl Eseouzione, fermo restando II dlrltlo della Societa al rimborso volontario anticipato In ognl momento a senza penalltà purchè gll Importl dovuti at sensi del Finanziamerti lpotecari e della Nuova Finanza siano stati Integralmente pagatl.

3.3                  Cradlto Raslduo B. II Credlto Residuo B sara disciplinato dal seguentl termini e condizionl:

3.3.1       Interesel. Sul Credlto Rasiduo maturerarnno, a decorrere dalla Data dl Eseouzlona, Interessl al taaso Eurlbor a 6 mesl, base dlvlsore 365/360, rllevato dal Sola 24 Ore 2 (due) glorni lavoratlvi banarl antecedentl alla data dl daoorrenza del relatlvo Perlodo dl Interessi maggiorato dl 200 basis points, da corrlapondersl, in via posticipata, alla scadenza dl olasoun Periodo dl Interassl. In deroga a quanto sopra, la Società e Arcotronlcs lndustrles avranno l’opzlone dl capltallzzare gll Interessl dovuti alla soadanza dl olascun Periodo dl Interesal dlverso dall’ultlmo Perlodo dl Interessl, Tale opzlona potra essara esercltata con rlferimento a ciascun Perlodo dl Interessl, medlante sottoscrlzlone, alla relatlva data dl scadenza, dl apposlte dichlarazlone dl eseroizio dell’opziona, con concluslone tra le partl dl convenzlona dl anatoolsmo al sensl a per gll effettl dell’artloolo 1283 Codice Civile, St dà atto che l’esercizio dell’opzlone dl capitailzzazlone non avrà alcun effetto novativo e che, al finl della suddetta opzlone dl oapitailzzazlone, gll interessl si conaidereranno maturatl, per poter assere capitalizzatl, II primo glorno dl ciascun periodo dl interessl al termine del quale l’opzionè e esarcilata.

3.3.2       Rlmborso: II Cradllo Residuo B dovrà essere interamente rimboreato alla fine dal quarto anno dalla Data cl Esecuzione.

3.3.3       Garanzie. Ad ealto del rllasolo dl oul al Paragrafo 2.1.2 ohe precsde, II Credlto Resktuo B costitulrà un Indebltamento chlrografario non aubordlnato della Società.

3.3.4       Conversione obbligatoria: Subordinatamente alla verifloa, sulla base del bllanoi consolldatl dalla Società a patire da quello relativo all’esercizio 2006, dal aeguentl due Indlol: (I) EBITDA realizzato non Inferiore per plà del 15% al corrispondente parametro indecato nel Piano dl Risanamento; e (II) Indebitemento Finanziarlo Netto Consolidato/EBITDA non superlore del 15% al corrispondente parametro Indicato nel Piano dl Risanamento, l’lvestitore sl Impegna a oonvertire in capitale, net priml tre annl, 1/3 dsl Credlto Reslduo B per olasoun anno entro 30 Giomi Levorativi dall’approvazione del relaitvo bilancio consolidato. Al fine dl rispetlare l’lmpegno dl cul al pressnte Paragrafo, I’llinvestltora fara si, anche al sensl e per gil effeffl de cul all’articolo 1381 Codlce Civile, ohe la porzione del Credito Residuo B ohe deve assent oggetto dl conversione gll sla trasferita dal Nuove Finanziatore e/o dal suol successori e/o aventl causa.

3.3.5       Rimborso anticipato obbllgatorie: Prevle rimborse Integrale del Finanziamenll Ipotscari e della Nuova Finanza, la Società sarà tenula a rimborsare pro quota I Credito Residue B (par la quota eha non sla state soggella a conversione obbligatoria) ed I Finanziamenti Chlrografari, slooome soadutl ed eslglbll, per un importo complessive parl al 30% delle somme da essa e da altre società del Gruppe lncaseate (al netto delle Imposte Indiretta a del costi.e oneri direttamente connsssi alla Quotezlons): (a) In case dl Quotaziona delta Società, llmltatemonte ala parte dalla relatlva offerta pubbliea avente ad oggelto la soitosorizione dl azlonl df nuova emissions; (b) In caso dl Quotazione dl alouna controllata della Società, In forza dl offerte pubbliche dl Quotariona e/o vendlta; e/o (c) In caso dl diamissioni dl asset per un Importo unltarlo superiore ad Euro 5 millioni, scoetto quelte Indicate al preoadente Paragrafo 2.1 della presente Convenzione la discipline della Diamissione Arco UK.

3.3.6       Rimborso antiolpato volontario: Previo rimborso integrale del Finanziamentl Ipotecari e della Nuova Finanza,la Società polrà procedere al rimborso anticipate volontario del Credito Residuo B in qualslasi momento (per la quota ohe non sta stata soggetta a converalone obbllgatoria) nel rispetto dl quanto previsto dal Paragrafo 6.1,6 che segtta.

4.                         NUOVA FINANZA.

4.1                  Subordinatamente all’avveramento delle condizionl soapensive dl cul al Paragrafl 15.1 e 15.2, nonohe all’avveramento delle condizioni dl cul al precedents Paragrafo 2.1, lettere da (a) ad (e), II Nuovo Finanziatore al Impegne a mettere a disposiziene della Società e/o dl Arcotronics industries nuova flnanza per un importo parl a Euro 25 milloni (la “Nuova Ftnanza”) sotto forma dl finanziamento Ipotocario a non subordinate ripartito In due tranche come segue: una tranche dl Euro 20 milloni (“Nuova Flnanza A”) da arogarsl alla Data dl Esecuzione ed una tranohe dl Euro 5 milloni (“Nuova Flnanza B”) utillzzablle In una o plu soluzioni entro l’ultima data dl scadenza del Finanziamentl Ipotecari per gll scopl dl cui al Paragrafo 4.2.1 ohe segue.

4.2.               La Nuova Finanza sara soggetta al seguenti termini e condizioni:

4.2.1       Scopo: la Nuova Finanza A poirà essere ulillzzata per eassa dalle Società e/o Arcolndustries al fine dl finanziare le riapatlive eslganze finanziarie correntl (ivi Incluse quelle dl altre società del Gruppo) nonche per II pagamento deglt oneri, anche fiscall, delle spese e delle commissioni dovute dalla Società e/o ArcoIndustries in connessions alfa presente Convenziene (fermo restando che la ripartizione dl fall spose ed onerl all’interno della Parte Mutuatarla è regoiate da separati accordl). La Nuova Finanza B potra essere utllizzata dalla Società e/o Arcolndustries esclusivamente al fine dl rifinanziare in tutto o in parle 1 Finanziamenti Ipoteoari.

4.2.2       Erogazione: ln un un’unloa soluzlone quanto alla Nuova Finanza A e In una o plà soluzionl quante alla Nuova Finanza B, restando inteso ohe, in relazione alla parte non utillzzata della Nuova Finanza B, trova applloazlone una commissione dl mancalo utillzzo dl 300 basis points per anno pagabite in via trlmestrale postiopata. a partire della Data dl Esscuzione.

4.2.3       Modalltà dl erogazione: la Nuova Finanza A sarà erogata dal Nuovo Finanzialore, In data a con valuta la Data dl Eseouzione, tramite accredito del ralativo importo sul conti oorrenil indlcatl dalla Società e da Arcotronics Industries nella relative rlahlesta dl utllizzo da oonaegnarsl ll S* Glorno Lavorativo antecadente la Data dl Essouzione.

Clasoun utllizzo della Nuova Finanza B sarà erogato dal Nuova Finanziatore, in data e con valuta la data dl deoorrenza del relativi utillzzi (queli indlcall dalla Società nelle relative Rlchiesta dl Utllizzo) tramlte accredlto, da parte del Nuovo Finanziatore, del relativi Importo al Finanziatore lpotecarlo come Identificato nella relativa richlesta dl utillzzo. Al flnl delle previsionl dl cul al presente Paragrafo, la Società conferiace sin d’ora al Nuovo Flnanziatore mandato irrevocablle, al sensl dell’artiooalo 1723 del Codloe Civile, ad effettuare, eon i’importo da erogarel in base alliutilltzzo della Nuova Finanza B, ll pagamento dl quanto dovuto a favore del Finanziatore lpotecarlo.

Con riferimento a clascuna erogazione della Nuova Finanza resta Inteso che la Società a/o Arootronics Industries, a richiesta del Nuovo Flnanziatore, consegnerà a quest’ultimo una ricognizione dl debito al sensl dell’Articolo 1988 Codice Civile sottoscritta nella forma della scrittura private autenticata.

4.2.4       Inferessi fino al secondo anniversario della Data dl Essouzione: Sulla Nuova Finanza matureranno Interessi fino al secondo anniveraario della Data dl Eseouzlone a decorrere (I) quanto alla Nuova Finanza A, dalla Data dl Eseouzione medesima, (II) quanto alla Nuova Finanza B, dalla data dl decorrenza dl clascun uttllizzo dalla Nuova Finanza B, ad un tasso parl a Euribor a 6 mesl, base dlvisore 365/360, rllevato dal Sole 24 Ore 2 (due) glornl lavotativi benoari anlecedentl alla data dl decorrenza del relativo Periodo dl Interessi, magglorato dl 500 basis points, da corrispondersl in via posticipata alla scadenza dl clascun Periodo dl Intressl. In deroga a quanto sopra, la Società e Arcotronics Industries avranno l’opzione dl capitalizzare una parts degll Interessl dovull alla scadenza dl olasoun Periodo dl Interessl dlverso dall’ultlmo Periodo dl interessl, parl a 300 basis points (“Opzion dl Capitalizzazione Nuova Finanza”). Tale opzione potrà essere esercitata con riferimento a olascun Periodo dl Intereese, medlante sottscrizione, alla relativa soadenza, dl apposita dichlarazlone dl esercizio dell’opzione, con conclusione tra le parti dl convenzione dl anatociamo al senal e par gil effetti dell’artticolo 1283 Codice Civille Sl dà atto che l’asercizio dell’opzione di capitalizzazione non avra aloun effetto novativo e che , al fini della auddetta opzione dl Capitalizzazione, gli intterassi sl considereranno malurati, par poter essere capitalizzati, II primo glomo dl claacun periodo di interessi al termine delquale l’opzione é essrciteta.

4.2.5       Interessi per II parlodo successlvo: Per II periodo successive alla fine del secondo anno dalla data dl Essouzione, (a) nal caso in cul (l) I’EBITDA reallzzato non sla inferiore, per pio del 15%, al corrispondente parametro indicato nel Plano dl Risanamento e (ll) ll rapporto Indebitamento Finanziaro Netto/EBITDA non sla superiore, per piu del 15%, al correspondents parametro indicato nel Plano dl Risanamento, sulla Nuova finanza confinueranno a maturere interessi al tasso previsto al Paragrafo 4.2.4, da corriaponderal con is medesims modalltà lvl previste; (b) nel caso in cul invace I risultati riflessi nells condizionl dl oul al precedentl punti (a)(i) e (a)(ll) non slano stati raggiunti (i)

sulla Naova Finanza maturaranno interessl a partire dal Perioda di interessl suceassive alla suddelta verifica a un tasso pari a Euribor a 6 mesl, base divisore 365/360, rllevato del Sole 24 Ore 2 (due) Giomi Lavorallvi antecedenti alla data dl decorrenza del relativo Periodo di Interessl, magglorato dl 700 basis points da corrispondersl in via posticipats, alla scadenza di olascun Periodo di Interessl; e (ii) I’Opzione di Capitallzzezione Nuova Finanaza al infenderà automaticaments revocata a non potrà pio essare eseroltata da paris della Società e di Aroetronics Industries.

4.2.6       Rimborse: La Nuova Finanza dovrà assere integràlmante rimborsala in un’unica sciuzione alla fine del qulnto anno dalla Data dl Esecuzione, fermo resiando ll diritte della Società a di Arcotronics Industries di presedare a rimbersl snilclpati volontari in ogni momento e senza alcuns penale della Nuova Finanza A e degll Imperti erogati della Nuova Finanza B, sempre ohe questi ultimi slano stati utilizzali esclusivamento per ripagare tuttle is somme dovute (purcho liquide ad asigbill) al sensl del Finanziamenti Ipoiecer fino alla data in cul ll rimborse antiolpato volontarlo viene effeltuafo.

4.2.7       Rimberso anticlpato obbllgatorlo: la quota parte del corrispetitivo (al netto delle Imposte Indirette direttamente applicablli all’atto, delle eventuali imposte diretts a del costi a oneif direffaments connessi all’Atto di Disposizione) dell’eventuale Dismissione Arco UK che eccada I’mporto eggetto di rimborso anticipato obbligatorio di cul al precedente Paragrafo 3.2.3(A), dovrà essere corrisposta al Nuovo Finanziatore a titolo di rimborso anticipato obbligatorio della Nuova finanzta, ladtiove fall somme non slano relnvestitle o destinate a une spacifoo Investimento debitaments programmato nel termine di 3 mesl dal relativo incasso sscondo quanto previsto dal Plano di Risanamento.

4.2.8       Cash sweep: una volta chs gll importi per capitale, interessi e quanfaltro seaduti ad eaigibill del Finanziamenti ipotecari slano stell pagati, li 50% delle somme di cul la Società e/o Areotronics Industries dovessero disporre aquivalenti al Net Free Cash Flow rllevato dal bitancio consolidate del Gruppo, drovà essere refrooesso al Nuovo Finanziantore a titole di rimborse antietpato della Nuova Finanza entro 60 giorni dalla data dl approvazione del relativo bllancio da parte degll organi sociall.

4.2.9       Garanzie: La Nuova Finanza aara assistila dalle seguenti saranzie reall tuttle costitulte alla Data dl Essouzione, fatta escazione per le lpotsohe sul benl immoblli indicati al punto 3 (ulteriori futuri immobill) del documente allegato alla presente Convenzione sub 4.2.9 che saranno costituite successlvamente: (a) (i) pagno di primo grade sul 100% delle azionl della Società; (ii) pegno dl primo grado sul 100% delle azioni Arcotronics Industries; e (iii) pegne dl prime grado sul 100% delle azioni Arcotronics Ltd, restando inteso che le garanzie costilulte In forza del predetti contratll garantiranno In prime a pari grado anche II Credlto Residuo A; (b) pegno dl prime grade sul 100% delle azioni Arcotronies Holding UK Ltd; (c) pegno sul credill dl natura finanziaria della Secietà nel confronti delia altre società del Gruppe; (d) pegno sul credit dl natura finanziaria dl Arcotronics Industries nel confronti delle altre soeietà del Groupo; e (e) da lpoteca sugll lmmobll indleati net documento allegato alla presenta Convenzions sub 4.2.9, restando inteso ohe fole lpoteca asrà dl grado successive rispette a quelle ‘laorltle a favor del Finanziatori lpotecari, farmo resfando quanto previsto al Paragrefo 9.3. In alternativa all’lpoteca dl oul al punto (e) che pracede, la Nuova Finanza potrà essere assistlia da un pagno sulie azionl delia sooletà facente parte del Groppo oul tulti gll lmmobili siano stali trasferitl. A tale fine, l Finanziaforl lpoteoarl preslano sin d’ora li proprio consenso al predetto trasferimento degli lmmobill.

5.                         DISPOSIZIONI COMUNIAL CREDITO RESIDUO ED ALLA NUOVA FINANZA

5.1                  Fermo quanlo prevlsto aglt Articoli 3, 4 e 15 delia presente Convenziona, li Credito Residuo e la Nuova Finanza saranno disoipllnatl a partire della Data di Esecuzlone anohe dai terminl e dalle condizionl che seguono.

5.1.1       Definizionl specificha: ai finl del presente Artioolo 5 (i) li soggetto di volie in volta debitore del Credito Residuo e delia Nuova Finanza sara definito come “Parte Mutuatarla”; e (ii) li termine “Contratto” lndichera le disposizionl delia presents Convenzlone che disoiplinano, diraltarmente o lndirettamente, li Credito Residuo e la Nuova Finanza.

5.1.2       Interessi di mora: fatto salvo ll risaromento del maggior danno, nel osso di rtiardo di quaisiasl pegamento dovuto della Parfe Mutualaria al Nuova Finanziatore in relazione al Credito Realduo e/o alla Nuova Finanza per capitale, interessl, commissional, importo compensativo o ad altro tilolo, saranno dovull, sugli imporil non pagati, gli interessl di more pari al tasso applicablie al momento in cul li pagamento sarebbe stato dovuto, ulterlormente maggiorato del 2% in ragione di anno. Tall interessl decorreranno di pleno dirilto senza bisogno di alcuna lintimazione nà oostluzlone in morà, ma solianto per I’avvenula soadenza del termine, e senza pregludizlo delia clausola rlsolutiva aspressa di oul al successlvo articolo 16.1. Resta inteso che quatelasi capitalizzazione di interessl derivente dall’applicazione della presente disaposizione avverrà al sensl e nel llmill prevlstl1 dall’artioolo dall’ 1283 Codioe Civlie.

5.1.3       Modifiche lagislative: qualora, a segulio di modifiche legislative, regolamentarl e/o interpretative applicabli alla presente Contratto, gli interessl dovuli dalia Parte Mutuataria al Nuovo Finanziatore in refazlone al Credito Residuo e/o alla Nuova Finanza e/o gli interessl di more come determinati al sensl del Paragrafo 5.1.2 che precede, superassero li limite messimo stablillo al sensi della legge 7 marze 1996, n. 108 (Disposizionl in materia di usura) e successive modifiche ed integrazionl, delli interessl saranno calcolati at tasso corrispondente a tale limite massimo consentilo.

5.1.4       Pagamenti delia Parte Mutualaria al Nuova Finanziatore: qualsasi pagamante dovuto delia Parte Mutualaria al Nuovo Finanziatore al sensel del Credito Residuo e/o delia Nuova Finanza sarà effetiualo mediante accredilo del Conto Corrente Nuovo Finanziatore.

Se li giorno stabillo per quaislasi pagamento non fosse un Glorno Lavoretivo, tale addeblio sarà effettualo li Glorno Lavorativo immediatamente successivo, con valuta la data di effettivo pagamento, purchè fale Glorno Lavorativo oada nello stesso mese. In caso contrario, li pagamento sarà effetluato li Glorno Lavoretivo immediatamente precedente, con valula la data di effectivo pagamento.

ll Nuovo Finanziatore avra dirliio di rlliutare l pagamenti di importl dovuli al sensl del Credito Residuo e/o delia Nuovo Finanza offerli da terzl a proprio nome, quando da tall pagamenti potesse derivare, a favore di chi intende effeituarli, surrogazione nel eredlto del Nuovo Finanziatore In relazione al Credito Residuo a/o alla Nuova Finanza ed alla relative garanzle.

5.1.5       Imputazione del pagamentl: qualora ll Nuovo Finanziatore ricava dalla Parte Mutuataria un pagamento ll cui importo sia Inferiore alla somme dovute al sensl del Credito Residue e/o della Nuova Finanza, ll pagamento parzlale, Indlpendentemente dalla eventuala diversa imputazione indicata dal soggetto che effettua ll pagamento, sarà imputato come segue:

(a)                     In primo luogo, alle somme dovuta al Nuovo Finanziatore a titolo dl Interessl (ivi compresi gll eventuail interessi dl mora) e commissionl;

(b)                    In secondo luogo, alla somme dovute al Nuovo Finanziatore a titolo dl capltale In relazions al Credito Residue B e par Feccedenza al Credito Residuo A e, per l’eventuala ulteriore eccedanza, alla Nuova Finanza;

(c)                     In terzo luogo alla somme dovute al Nuovo Finanziatore a titolo dl rimborse  spese a costl;

ll Nuovo Finanziatore potrà, dandona prontamente comunicazione alla Parte Mutuataria, variare l’ordine delle imputazioni dl fale pagamante,

5.1.6       Gross-up: qualsivoglla onere per tasse, Imposte, ritenute, diritti o spese che dovesse essare applicato in relazione al pagamentt in base al Credito Residuo a/o alla Nuova Finanza, o cha dovesse risultars In case dl gludizio (ad ecoezions esolusivaments degll oneri relativi alla.imposte dirette sul reddlto del Nuovo Finanziatore) sarà a carico esclusive della Parte Mutuataria .La Parte Mutuataria dovrà rimborsare tall oneri al Nuovo Finanziatore entro 10 Glornl Lavoraflvl dalta relativa richlesta scritta da parte del Nuovo Finanziatore medeslmo con oul vengano specificatl I provvedlmentl da eul deriva tale obbligo.

Qualora gll onerl dl eul al precedente paragrafo dl questo Paragrafo 5.1.6 dovessero essare dedottl dall’importe del pagamenll che la Parte Mutuataria dovesse effettuare al Nuovo Finanzistore al sensi del Credito Residue e/o della Nuova Finanza, la Parte Mutuataria corriesponderà un importo addlzionale afflnohe ll Nuovo Finanziatore riceva un imporia natto parl all’importo che avrebbe ricevuto in dlfello dl imposizione degll oneri medesimi.

5.1.7       Dichlarazionl a garanzle: olasouna Parte Mutuataria aspressamente dlehiara e garanfisca al Nuovo Finaziatore quanto segue con rifferimento a se stessa a, quanto, alla con rifarimento, eve eontemplato, a oiaseuna delle società dal Gruppo:

(a)                     H valldaments costltuita ed esistente e sl trova nel pleno a libero essroizie del proprl dirittl;

(b)                    non H in stato dl liquidazione, falllmento, concordato preventive 8 amministrazion  controllate;

(c)                     H dotata dl ognl pofere ed autorità necessary per stipuare la presenle Convenzione ˜ qualslvoglla documento ad essa correlato dl cul sla parte, per adempiere alla obbllgazionl nascantl in capo ad assa al sensl del medesimi, e per utilizzare la Nuova Finanza conformemente agll scopl sopra specificatl;

(d)                    ha otlenuto ogna necessaria approvaziona relativa alla sottoscrizione ed all’ademplmento- da parta della stress -della presente Convenzione, nonché dl tuttl gil attl a contrattl nello stesso menzionatl;

(e)                     le obbligazionl dl pagamento della Parte Mutuafaria derivanll dalla presente Convenzione sono vallda ed effcacl in permanenza della valldità del Plano dl Rlsnamento come certificato dall’Esperto al senal dell’artioolo 67, terzo comma, lettera d) della Legge Falllmantare, e non sono subordinate  o postergate ad elcun altra obbllgazione dl pagamento non assistlla da garanzia (reale o personale) ad accezione delle obbllgazionl privllegtate per legge;

(f)                       la sottoscrizione e l’ademplmento da parte dl clasouna Parte Mutuataria della presente Convenzione (nonehé degll altrl aftl dl oul essa e o sarà parte al sensl ed ln virio della stessa), non viola né violerà, né determina o deferminerà, alouna violazione dl dlrltti di terzl, dl quaisiasi legge o regolamento applicablil, nonche dell’atto cosetitutivo o dello statuto della Parte Mutuataria o df quaisiasl atto, accordo o impegno comunque assunto dalla Parte Muluataria, applicable o vinoolante per essa medesima o che possa incide su quaiunque delle proprle attlvita, proprietè o bent;

(g)                    non e in corso o pendente o minacclala alouna controversia, arbltrato o preedlmento amministrative contro la Parte Mutuataria o alouna società del Gruppo che potrebbe avere un effetto negativo sulla Parte Mutuataria o sul Gruppo o sulta loro capaotè dl adempiere a quaisiasi obbllgazione al sensi dalla presente Convenzione, del Finanziamentl e/o dl qualsiasi degtl allt si sottosorllttl ln relazione agll stessl;

(h)                    Tutte le informazioni, rendleonti, bllanol, relazioni, e sltuazioni contablll relativ alla Parte Mutuataria ed al Gruppo consegnetl al Nuovo Finanzioatore sono statl predisposti in clnformltà al principl ed alle procedure contablll generalmente accetiate e danno una visione veritlera e corretta della sltuazione finanziaria della Parte Mutuataria e del Gruppo e del relativi risullati dl gestlone lvl rappresentatl;

(i)                        Ha ll potere dl, ed ha ottenuto tutto le necessarie autorizzazionl - ove richlests - per esercltare la propria attivita nel mode in cul essa viene atlualmente condotta;

(j)                        tutte ls informazionl, dlohiarazionl e garanzie riguardanll olasouna Parte Mutuataria ed ll Gruppo previste nella presente Convenzione relative all’altività, gestione e situazione economico-finanziaria della Parte Mutuataria e del Gruppo sono veritiere e correlte e corrispondono alla reale ed effectiva sltuazione della parte Mutuataria e del Gruppo, e non vl è stata, nel poriare tall informazionl a conoscanza del Nuovo Finanziatore, alouna omissione che possa rendere una o più dl tall informazioni falsa o fuorviante.

Resta lnteso che le dichiarazioni e garanzie oontenute nal presente Paragrafo 5.1.7, fatta ecoezione per quelle dl oul alte lettere (b) e (g), sl Intendone ripetute per tutto ll periodo dl vigenza della presente Convenzione.

5.1.5       Obblighi: la Parte Mutuatarla, anche in relaziene a clascuna delle altre società del Gruppo (salvo che nel testo della presents Convenzione l’lmpegne sia aspressamente limltato alla Parte Mutuataria e/o alla Società), sl obbllga, per tutfo ll pariodo dl validità del prasente Contratte aó in ognl caso fine alla totale esfinzione delle ragioni dl credllo vantate, sis pura a diverso ltolo, nel suol confrontl dal Nuave Finanziatore in dipendenza delle Nuova Finanza, a rispettare lutti gil impagni a gll obbllght indicati agll Articoll 13 e 14 che seguono.

5.1.9       Recesso: sl conviene espressaments, senza pregiudizio per alcuno del rimedl dl cul alla Convenzione e dl legge, che è attribulta al Nuovo Finanziatore la faooltà dl recedere dalla Convenzione qualora sl sla vertifioato un evento che dia diritte alla risouzione, sologllmento, reoesse, deoadenza dal beneficlo del termina della Convenzione (come disolpinati al sensl dell’Articolo 16 che segue) e/o del Finanziamenti diversl della Nuoua Finanza e dal Credito Residue.

ll recesso sl verificherà nel momente ln cul ll Nuovo Finanzlatore darà comunicaziene alla Parte Mutuataria dell’lntenzione dl avvalersi della faooltà dl recedare. In tale lpotasl, sl appllcharanno mutatis mutandis le disposizionl del; paragrafo 16.4 che segue.

6.        FINANZIAMENTI CHIROGRAFARI

6.1                  Fremo quanto previsto all’Articolo 15, l Finanziamentl Chirografari delle Società Finanziatricl verso ls Società a le altre società dal Gruppo - la aui espOsizione in essere alla Dala dl Riferimento é parl a complessivi Euro 13.453.522,16 individuati nell’allegato C(i) alla presente Convenziena saranno discipllnati a partire dalla Data dl Eseouzione dal seguentl termini e condlzionl, con effette sestltutivo dl luttl l termini e le condizionl che in precedenza ll regolavano:

6.1.1       Tasso dl Interesse: sul Finanziamenti Chirografari matureranne interessl el lasso (a) Euribor a 6 meal, base divisore 365/360, rllevale dal Sole 24 Ore 2 (due) glomi lavorativi  banacari antacedentl alla Data dl Pagamente in cul lnlzia clascun periodo dl Interessl, megglerato dl un margine pari a 50 basis points per ll periode dal 1’ gennale 2006 al 31 dicembre 2007; • (b) Eurlber a  6 mesl maggiorato dl un margine pari a 100 basis points a decorrere dal 1 gennalo 2008 in pof. Sone fattl salvi eventuall conguagll contablll a favere dalla Società a della altre società del Gruppo conseguenti al pagamante dl interesal effettuatl prima della stipula della presente Convenzione ad un lasso superiore rispatto a quello della lettera (a) che precode.

6.1.2       Cap: per ll periodo dal 1’ gennalo 2006 fine al 30 glugno 2007, ll tasso dl interssee sul Finanzlamenti Chirografari non profit eccedere ll 4% annuo.

6.1.3       Pagaments interessl: gil interessl malurati per ll periodo dal 1’ gennalo 2006 sino t al 31 dicembre 2007 devranne assers corrisposti in un’unlca soluzione alla Data dl Pagamenio del 31 dicembre 2007 (con exclusione dill’anatocismo), mentre gll lnteressl maturati a partine dal 1 gennale 2008 dovranne essere sorrisposti, in rate semestrall postioipate, a clasouna Data dl Pagamento; in deroga a quanto sopra previsto la Società avrà la facolità, a sua discrezione, dl richledere, entro ll 31 dicember 2007, ll differimento degll Interessi maturati in relazione all’enno 2006 a/o all’anno 2007, sottoscrivendo dopo ll 31 dicembre 2007 ed entro ll 10 gennalo 2008 apposita convenzione nella quale ala aspressamente prevista ohe, nel rispetto dell’art. 1283 cod. civ., au tall interessi maturino interessi anatocistiol ad un tasso pari a quetlo indicato al Paragrafo 6.1.1; ln tal caso, gli interesal relativi all’anno 2006 (e l relativi interessi anatocislicl) saranno dovull quanto al 50% afla Dafa di Pagamento che cade ll 30 giugno 2008 e per ll residue 50% alla Data di Pagamento ohe cade ll 30 giugno 2009 e per ll residuo 50% alla Data di Pagamento che cade ll 30 giugno 2010,

6.1.4   I Finanziamenti Chirografari dovranno essere rimbrsail in rate semestrall secondo ll seguente piano di ammortamento (importi in milloni di Euro):

31 dicembre 2009:                1,00

30 giugno 2010:                   0,750

31 dicembre 2010:                0,750

30 giugno 2011:                   1,125

31 dicembre 2011:                1,125

30 giugno 2012:                   1,125

31 dicembre 2012:                1,125

30 giugno 2013:                   1,500

31 dicembre 2013:                1,500

30 giugno 2014:                   1,750

31 dicembre 2014:                1,750.

Nel caso in cul una rata di capitale scada in un giorno diverso da un Giorno Lavorativo, la relativa scadenza verrà anticipata al Glorno Lavorativo precedente.

Il plano di ammortamento di oul sopra sarà proporzionaimente incrementato nel casl previsti al Paragrafo 8.1.1.

6.1.5   Rimborso anticipato obbligatorio: previo rimborso del Finanziamenti Ipoteoari e della Nuova Finanza, la Società sarà tenuta a rimborsare pro quota ll Credito Residue B (calcolato sulla quota non più soggetta a conversione obbligatoria) ed l Finanziamenti Chirografari, slocome scadutl ed esigibill, per un importo complessivo pari al 30% delle somme da essa o da altre società del Gruppo incassale (al netto delle imposie indirette e del costl e onerl direttamente connessi alla Quotazione): (a) in caso di Quotazione della Società, Iimitatamente alla parte della relative offerta pubblica avente ad oggatto la sottosorizione di azioni di nuova emissione; (b) in case di Quotazione di alcuna controllata della Società, in forza di offerte pubbliche di sottosorizione e/o vendita e/o (c) in caso di dismissioni di asseta per un importo unitario supariore ad Euro 5 milioni, eccatto queile indicate el precedente Paragrafo 2.1 della presente Convenzione e la disciplina della Dismissione Arco UK..

6.1.6  Rimborso anticipato volontarto: la Società potrà procedere al rimborso antioipato volontarto, senza applicazione di penall per ll rimborse anticipato, del Finanziamenti Chirografari a condizione che contestualmente a tale rimborso anticipato volontario proceda anche ad un rimborso volontario del Credito Residuo B, limitatamente alla parte delle atesso che non sla stata convertita in capitale al sensi del Paragrafo 3.3.4 che procedo, e restando inteso che la comma complessivamente aggetto dl rimborso anticipato volontario dovrà essere ripartila pro quota tra l Finanziamenti Chirografari e l’importo del Credito Residuo B eventualmente non più suscettibile dl conversione obbligatoria;

6.1.7  Tutti gil importi dovuti al sensi del presente Paragrafo 6.1 dovranto essere pagati a favore dl clascuna delle Società - Finanziatricl in proporzione all’esposizione (per capitale, intereasi e quant’altro dovuto) da clascuna vantata in relazione al solt FinanziamentiChirografari.

6.1.8  Step-up del margine. Quelora, a partire dal 31 dicembre 2009, ll rapporto indebitamento Finanziario Netto/EBITDA sla inferiore e 3,6, ll margine sull’Euribor a 6 mesi dovuto, al sensl del Paragrafo 6.1.1, sul Finanziamenti Chirografari sarà incrementato e portato a valori dl mercato, restando inteso che qualora la Società e l Finanziatori Chirografari non trovino un accorde circa l’importo del suddetto margine entro l successivi 30 giorni, la parte più diligente tra la Società e l’Agente potrà rimettere tale decisione a un terzo arbitratore che in difetto dl accorde tra le Peril dovrà essere nominato dal Presidento della Camera dl Commercio dl Milano. Tale arbitratore agirà con equo apprezzamento al sensi dell’articolo 1349 c.c., la determinazione dell’arbitratore sarà finale e vincolante per le parti.

7.        LINEE DI CREDITO REVOLVING PER AUTOLIQUIDANTE

7.1      Fermo restando quanto previsto all’Articole 15, le Linee dl Credito Revolving per Autoliquidante indicate all’aliegato C(II), assistite, laddove possible, da cessione dl crediti commerciall non infragruppo risultantil da fatture e/o ricavute bancarle, vengono confermate e/o cancesso da clascuna della Società Finanziatriol alla Società e ad altre società del Gruppo nell’emmontare anallticamente dettagliato per clascuna società Finanziatrioe nell’Allegato C(II): dalla Data dl Efficacia sino fino al 31 dicembre 2006 con impegno a rinnovarle a scadenza per ulteriori periodl dl un anno dl catendario fino al 30 giugno 2010 senza condizioni e a partire dal 1 luglio 2010 e fino al 31 dicembre 2015 a condizione che vengano rispettati i) Parametri Finanziari.

7.2      Le suddette Linee dl Credito Revolving par Autoliquidante saranno disciplinate dal seguenti termini e condizioni, con effetto sostitutive del termini e delle condizioni che in procedenza li regoiavano e che risultino incompatibili con I seguentl termini e condizioni, e con conferma dl tuttl I procedentl termini e condizioni non incompatibili con I seguentl;

7.2.1  Tasso dl Interasso. ll tasso dl interasso a decorrere dal 1 luglio 2005: Euribor a 3 meel, base divisore 365/360, rilevato dal Sole 24 Ore 2 (due) gierni lavoralivi bancarl antecedenti la data dl ceascuna operazions dl anticipazione, maggiorate dl un margine part a 100 basis points, Sono fatti salvi eventuali conguagil contabili a favore della Società e della altre società del Gruppo conseguentl al pagamento di interessl effettuati prima della stipula della presente Convenzione ad un tasso superiore rispetto a quello sopra indicato.

7.2.2  Cap: per ll periodo dal 1’ lugllo 2005 fino al 30 giugno 2007, ll tasso dl interesse sulle Linse di Credito Revolving per Autollquidante non potrà eccedere ll 4% annuo.

7.2.3  Pagamento. Gil interessl maturati dovranno essere pagati con le stesse modalità e agli stessl termini previsti per I Finanziamenti Chirografari.

7.2.4  Step-up del margine. Qualora, a partire dal 31 dicembre 2009, ll rapporto indebitamento Finanziario Consolidato Netlo/EBITDA ala Inferiore a 3,6 ll margine sull’Euribor a 3 mesl dovuto, al sensi del Paragrafo 7.2.1, sulle Linee di Credito Revolving per Autoliquidante sarà incrementato a portato a valorl di meroato, restando Inteso che qualora la Società e le Società Finanziatriol che abblano concesso la Linee di Credito Revoling per Autoliquidante non trovino un accordo ciroa l’Importo del suddelto margine entro 1 successivi 30 giorni, la parte plù dilgente tra la Società e l’Agente potrà rimettere tale decisiona a un terzo arbitratore che in difetto di accordo tra le Parti dovrà essere nominato dal Presidente dalla Camera di Commarclo di Milano. Tale arbitratore agirà con equo apprezzamento al sensl dell’artlcolo 1349 c.c., la determinazione dell’arbitratore sarà finale e vincolante per le parli.

7.25   In ogni caso; verranno appilcate le condizioni in vigore alla Data di Riferimento. Per quanto riguarda la facilitazione accordata da Banca Intesa, le relative condizioni economiche, con esolusione di quelle già disciplinate nella presente Convenzione, verranno pattuite con separato atto.

7.2.6  Fermo restando quanto previsto nel presente Articolo 7, le Società Finanziatriol al impagnano a mantenere e confermare, tutte le alter condizionl, che non slano incompatibill con la presente Convenzione, del contratti eventi ad oggetto la Linee di Credito Revolving per Autoilquidante salvo buon fine in vigore alla Seconda data di Efflcacia, faite saive eventuall modifiche di legge a fermo restando che clascuna Società Finanziatrice potrà respingere I crediti commerciall che non rispondano, o quell la oui documentazione non risponda, al criteri di finanziabilltà già applicati dalle Società Finanziatriol al crediti di società del Gruppo prima del 31 dicembre 2004;

7.2.7  La Società e le alter società del Gruppo beneflolaria delle Linee di Credito Revolving per Autoliquidanta el Impagnano a smobilizzare l loro crediti presso le Società Finanziatriol in modo da riattivare le Linee di Credito per Autoliquidante nonohé a fare lutto quanto ll possibile affinoné gll utilizzi delle stesse siano riparitti au tutte le Società Finanziatriol in misura proporzionate alla rispetiva quote di partecipazione altle stesse.

7.2.8  Clasouna delle Società Finanziatriol avrà diritto di asigere ll pronto pagamento di qualalael insoluto.

7.3      Nel caso di incremento del fatturato annuo del Gruppo (esoludendo le società del Gruppo con sede legate nel Regno Unito e In Giappone nonohé la società Shangai Nissel Electric Co. Ltd con sede nella Repubblica Popolare Cinese) altre a Euro 140 milioni, le Società Finanziatriol valuteranno in buona fede aventuall richleste di incremento dagil affdameni per Linee di Credito Revolving per Autoliquidante a

condizionl e terminl dl mercale, La Società poltà comunque rivolgersl a banche letze e offenera tall ulteriori affidamentl, purché nel rispatto del Parametri Finanziari.

8.        CREDITI DI FIRMA

8.1      Ferme restando quanto previsto al successivo Articolo 15, le garanzle e gll altri crediti dl firma indlcati nell’Allegato C (iii) cencessi dalle Società Finanziairioi a garanzia dl obbligazionl di pagamento di natura commerciale e in essere alla Data dl Rfferlmante per un Imporio complesalvamente pari a Euro 2,966,000,00 (Imporlo analtticamenle dettagllato per clascuna Società Finanziatrice nell’Allegate C(iii)) (“Crediti dl Firma in Essere”), vengono disciplnati dal seguenti termini econdizionl, con effeitlo sostifutive dl tultl I terminl e condizionl che in precedenza ll regoiavane a che rieultino incompatibili con I seguenti termini e condizioni, e eon conferma dl tutil I precedenti termini e condizionl non incompatibli con I seguanti:

8.1.1  I Crediti di Firma in Essere econfermati fino alla lor originaria scadenze e In case dl escussione degll stessl, il credito in via dl regresso e/o dl surrogo dl clasouna delle banche garanti verso la Società del Gruppo grantilia sarà considerato come un Finanzimanto Chlrografarie e sarà soggetto alla alessa disciplina;

8.1.2  Ie Società Finanziafrici maintenance sino alla lore originaria scadenza le lines dl credilo per firma in essere alia Data dl Referimenio (analtionmenie dettagllate per classouna Società Finanziatrica nell’Allegate C (iii)) per un importe pari al magglore fra I’accordato e I’utillzzate (sono esciuse le garanzie di Banca Intesa per Euro 1,616,000 in quanto aventi natura puramente finanzieria), a garanzia dl obbiligazioni dl natura commerciale della Società del Gruppo. Nel caso dl assoussions it mantenimente della suddette lines di creditto per firma serà subordlnato all’Intervenuto rimberao dell’Imporio escusse oltre interessl e spese (I “Nuovi Crediti dl Firma”);

8.1.3  In caso dl essoussions del Nuovi Crediti di firma, clasouna delle, Società Finanzialriol avrà Diritto dl agire in regresso nel contronti della Società del Gruppo garantita e dl surrogaral nel credito garantio e dl esigere if prenie pagamenio senza limile aleuno a senza ohe sia applicable aieun periode dl moratoria/standstill.

8.2      Nel case dl incremento del fatturato annuo del Gruppo (esoludenda le Società del Gruppo con seda legale nel Regno Unite e in Glappone, nonché la Società Shanghel Nissel Electric Co. Ltd con sede nalla Repubblica Popeiare Cinese) olire ad Euro 140 millionl, le Società Finanzialricl valuteranno in buona fede eventuail reicheste dl ulteriorl Crediti dl Firme, La Società potrè comunque rivolgaral a banche terze e eltenere tall ulterfori affidamenti, purchè nel rispalto del Parametri Finanziari.

9.        FINANZIAMENTI IPOTECARI

9.1      I terminl e condizionl del Finanziamenti ipotebari analffloamente Indicall per clascuna Società Finanziatrice nell”Allegato C(iv) alla presente Convenzione rimarranno Invariati, fatia solo scoezione par la modiffica dl seguito Indicata che, per espresse rlconoseimento della relative Parti, non rivasle comueque caralfare novative.

9.2      Oltra e quanto previato nel singeli contralli del Finanziamantl ipotecarl, I Finanzlatori ipolecarl avranno il diritto dl risolvers I coniratti del Finanziamentl Ipotecari, polandone asigere I’lntegrele rientro: (i) In case dl mancato tempassive pagemento da parie della

Società o dl quaisiasi altra Società del Gruppo di quanfo dovuto per interessl, capltale e\o ad altro titolo al sensl del Finanziamenti (diversi dal Finanziamenti ipotecari) così come regolati dalla presenie Convenzione, inclusl I terminl dl sanatoria e ognl altra previsione di oul al successivo Articolo 16; (ii) al verificarsl dl uno degil eventi indicali all Articolo 16, e sempre salvi I termini di sanatoria a ogni altra previsione dl oui al medesimo Articolo 16 (iii) in caso dl proposizione da parte dl una o più Società Finanziairici e/o del Nuovo Finanziatore, anche successlvamente alla risolużione o alla scadenza delia presente Convenzione, dl Iniziative gludiziarie o dell’escussione dl garanzie reali o personall nel confrontl della Società e/o dl altre Società del Gruppo.

9.3      Fermo resfando cha le Ipoteche iscritte a garanzia del Finanziamenll Ipotecari manterranno la loro priorità dl grade rispetto a quelle isorltte a garanzia della Nuova Finanza, l Finanziatorl lpotecarl al impegnano — a condizione che ogni importo arogato della Nuova Finanza B ala atato utillzzato esoluaivamante per ripagare tutle le somme dovute (purché llquide ed eslglblli) ai sensi del Finanziamenti lpotecari fino alla data delľeventuale inadempimenio — a riparttre “pari passu” con ll Nuovo Finanziatore gll importi percepltl in sede dl aventuale esoussione delle garanzie ipotecarle, a condizions che entro 30 glornl dalla Seconda Data dl Efficacia vengano Integralmente rimborsate tutte le rata arretrats, acadute ed non pagate, lvl compresi gll interessl dl more maturatl, relative al Finanziamentl lpotecari.

9.4      Non sono consentiti rimborsi anticipati volontarl.

10.      CONTRATTI DI LEASING

10.1    Fermo quanto pravisto all’Articolo 15, l Contratti dl Leasing anallticaments individuati per clasouna Società Finanziatrice nell’allegato C (v) alla presente Convenzione saranno disciplinati a parttre dalla Data dl Esecuzlone dal seguenli termini a condizionl, con effetto sostitutivo dl tutti I termini e condizionl che in precedenza le regolavano e che risultino incompatibill con l seguenti termini e condizionl, econ confarma dl tuttl l precedenti termini e condizionl non incompatibill con l seguentt.

10.2    I termini dl pagamento del canonl (IVA esclusa) in relazione a clascun Contratto dl Leasing sono modificatl, quanto alle acadenze e agll importi, come previsto nall’Allegato C (v) con decorrenza dal 1 gennalo 2006.

10.3    Tuttl gil importi dovutl ai sensi del precendente Paragrafo 10.2 dovranno essere pagafl a favore dl clasouna delle Società Finanziatrlcl ohe abbia concesso l Contrattl dl Leasing in proporziona all’esposizione par canonl da clascuna vantata ln relazione al soll Contrattl dl Leasing.

10.4    I canonl del Contraltl dl Leasing dovranno essere corrispoali alle date dl scadenza previate del relatlvi contratti, cosl come modificatl dagtl attl modificatiol dl cul al successivo Paragrafo 10.7.

10.5    It tasso dl interesse applicablle a clasoun Conlratto dl Leasing non potrà ecoedere ll 4% annuo.

10.6    Gll lmporti dovuti a illolo dl riscatto ai sensi di dascun Contratto dl Leasing dovranno essere corrispostl alla data dl soadenza indicate nell’Allegato C (v).

10.7    Le socletà del Gruppo interessate a clascuna società dl leasing sl lmpagnano a provvedere, entro 30 glornl dalla Data dl Essocuzione, alla atipula dl attl modificativl degll attuall Contraitl dl Leasing videnll che riffettano quanto qul prevlsto e conteslualmente al pagamento in unica soluzione sla del canoni abadull al 31/12/2005 oltre interessi dl mora ed accessori, sla del caneni rideterminati e degll accessori, scaduti del 01/01/2006 e sino al mase in cul avverrà la sottoscrizione degll atti modificativi, unltamente alle spese di variazione e agll Interessi di mora maturali e previsti da ogni contratto.

10.8    Dal mese successive alla firma degli atti modificativi II pagamento dl canoni e accessori dovrà avvenire in conformità alle clausele dl claseun contratto.

10.9    Le sponstemento dl macchinari e implanti facentl parte dl contrall dl locazione finanziaria dovra essere preventlvaments autorizzato dalla società dl leasing interessala e proprietaria del bene.

11.      DISCIPLINA COMUNE DEI FINANZIAMENTI

11.1    Rimborsi anticipati volontari.

11.1.1     Nei caso in cul al sensi della presente Convenzione sla consentito un rimborao anticipate volontarie del Finanziamenti dl oul agll Articoll 6, 7, 8, 10 che precedono, la relativa società del Gruppo potrà effettuare tale rimborso, solo a condizione che:

(a)       abbla Inviate all’Agente (con copla al Nuovo Finanziatore) o, a seconda del casl, al Nuovo Finanziatore (con copla all’Agente), almane cinque Glorni Lavotativi prima della data nella quale la stessa intende effettuare ll rimbarao, una comunicazione scrilta dl rimborao anticipato che dovrâ indicare I’Importe oggetto dl rimborse anticipate e la data previsla per II medisimo,

(b)       corrisponda gll Interessl maturatl sulla quota rimborsata;

11.1.2     La comunicazione prevista dal Paragrafo 11.1.1(a) sl intenderà come irrevocable e la ricezione dl tale comunicazione da parte dell’Agente o, a seconda del casl, del Nuovo Finanziatore avrà l’effetto dl anticipare la acadenza del debtto della relativa società del Gruppo in relazione all’Importe eggetto dl rimberso anticipate dalla stessa indicato nella comunicazione prevista dal Paragrafo 11.1.1(a) alla data lvl Indicata.

11.2    Divisto dl riutillizzo

Gil Imperti aggette dl rimborse anticipato volontario o obbligatorio al sensi della presente Convenzione non palranno in alcun.modo essere riutillzzati dalla Società e/o dalle altre società del Gruppo.

11.3    Sono consentiti alle società del Gruppo solo l rimborsi anticipati volontari del Finanziamentl e le cancellazioni degll affidamentl aspressamente previsti dalla presente Convenzione.

11.4    Tasso soglla

Qualera alcuno del lassi dl interesse determinati al sensl della presente Convenzione configuri una violazione dl quanto dispesto dalla Legge 7 marze 1996, n. 108 e successive medifiche ed integrazionl, ll relativo tasse dl interasse applicable sarà parl al tasso dl volta in volta corrispondenta al limite massimo consentito dalla lagge.

12.      PARAMETRI FINANZIARI

12.1    Rapporto Indebltamento Finanziario Consolidato Netto / EBITDA

Alle Data dl Valutazione Indloate al successlvo Paragrafo 12.2, II rapporto tra:

12.1.1   I’Indebliamento Finanzlarlo Consolidato Netto con escluslone delle società del Gruppo con sede legale nel Regno Unito e in Giappone, nonché della società Shanghal Nisse Electric Co. Ltd con sede nella Repubblica Popolare Cinese, e

12.1.2   EBITDA consolidato del Gruppo, con esciusione delle società del Grouppo con sede legale nal Regno Unllo e in Glappona, nonché della societa Shanghal Nissel Electric Co. Ltd con sede nella Repubblica Popolare Cinese, non dovrà essere superiore dl più del 15% al parametro Indlcato nel Piano dl Risanamento per ll corrispondente periodo.

12.2    Veritica

II rispetto del Parametro Finanziarlo dl oul al Paragrafo 12.1 sarà verificato dalla Società dl Revisiona a clascuna Data di Valuatazione, a partire dalla prima Data dl Valutaziona che cade nell’anno 2010, con riferlmento all’ultimo dl Gruppo approvato, fermo restando che ove non fosse stato fomlto it rispettlvo bllanclo consolidato dl Gruppo annuale entro I termini dl legge plứ recente rispetto alla applicablle Data dl Valutazione, ll suddetio Parametro Finanziario sl Intenderà essere stato vlotato. ll rispetto o meno del Parametri Finanziarl dovrà essere attestato ad ognl Data dl Valutazione medlante i’invlo all’Agente ed al Nuovo Finanziatore da parte della Società dl Revisione dl una attestazione da quest’ultima sottoscriltta. Resta comunque Inteso che I’Agente ed ll Nuovo Finanziatore poiranno riohiedere in ogni momento alla Società, nel limiti della ragionevolezza, qualslasl informazione dl natura finanziaria, documento e/o certificazione (quest’ultima in quanto esistente) e la Società dovrà fornirll entro 15 Glornl Lavoraflvi dalla ricezlone della suddetta riohiesla dell’Agante.

13.      OBBLIGHI DI INFORMATIVA

13.1    La Società dovrà consegnare all’Agenta, in un numero dl cople sufficiente per tutte le Società Finanziatrlol, ed al Nuovo Finanziatore, in relazione a clascun aseroizio socials: (a) I bllanol d’eserolzio della Società complell della relazione della Società dl Revisione, entro 15 (qulndlcl) giornl lavorativi bancarl dalla loro approvazione ed in ognl caso non oltre 210 (duecentodlecl) giornl dalla data dl chlusura del relativo periodo; (b) ll bllanolo consolidato dl Gruppo, completo della relazione della Società dl Revisione, entro 15 (qulndlcl) gloml lavoralivi banoarl della sua approvazions ed in ognl caso non oltre 210 (duacantodlecl) glornl dalla data dl ohlusura del relativo periodo; (c) le relazionl semestrall a quella consolidate della Società non appena risultino disponbll, ma in ogni caso non oltre 15 (quindlol) giornl lavorallvi bancari dalla relativa approvazione da parte del rispettivi orgenl societarl ed in ognal caso non oltre 140 (centoquaranta) gtornl dalla data dl chlusura del relativo periodo, Si dà atto che, con referimento all’esereizlo chluso al 31 dicembre 2005, ll bllanclo dl eserozlo della Società ed ll bllanoto consolidato del Gruppo, completi delle rispettive relazionl della Società dl Revisione, sono siati consegnatl all’Agenta, in un numero di copie sufficiente per tutte le Società Finanziatrlol, entro la data dl stipula della presents Convenzione.

13.2    La Società dovrà Inottre consegnare all’Agente, in un numero dl copie sufficiente per tutte le Società Finanziairlol, ed al Nuovo Finanziatore un’adaguata informativa soritta semestrale sullo stato dl avanzamenfo del Plano dl Risanamento entro olascuna Data dl Pagamento.

13.3    La Società dovrà Infine: (a) notificare Immediatamento all’Agente ed al Nuovo Finanziatore ogni Evento dl cul aia a conoscenza e, In seguito alla ricazione dl una apposita richiesfa scritta proveniente dall’Agente e dal Nuovo Finanziatore, confermerà prontamente alla Società Finanziatrici o al Nuovo Finanziatore che, saivo quanto precedentemente comunicato alla Società Finanziatrici e al Nuovo Finanziatore o notificato In tale circostanza, nessun Evento al à vertificato ed è persistente, oppure se un Evento è in corse, devrà specificare l’evento e le eventuall azioni che sono state adoitate per sanario; (b) non appene venutane a conoscenza, notificare all’Agente ed al Nuovo Finanziatore ogni richlesta e/o pretesa, intentate o minasciata da terzi per iscritto, nel confronti della Società e/o di un’altra società del Gruppo dalla quala possa derivare una responsabilità accedente Euro 1 millone ovvero relativa alla presente Convenzione; e (c) ogni evento che dia diritto ad un rimborso anticipato obbligatorio del Finanziamenti; e (d) notificare previamente all’Agente quaisiasl rimborso anticipato della Nuovo Finanza e/o del Credito Residuo.

14.      AL’TRI OBBLIGHI DELLA SOCIETÀ

Al tini della presente Convenzione e per tutta la durata della stessa, la Società el Impegna, anche al sensl e per gll effettl dell’art, 1381 e.o promettendo il fatte delle sue Società Controllate a rispettare puntualmente tuttl gil obblighi previsti nel presente Articolo 14 e riconoace che la Società Finanziatriol ed il Nuovo Finanziatore hanno fatto plano affidamento su tail obblighi al fine dl stipulare la presente Convenzione e che tall obblighi sono dl importanza essenziale per le Società Finanziatricl e per ll Nuovo Finanziatore.

14.1    Status

La Società el Impegna a fare tutto quanto necessario, e a far el che clascuna società del Gruppo faccia tutto quanto necessario, al fine dl preservare lo statue giuridice ad in particulare dl: (I) offenere e/o mantenere plenamente valide ed eficacl tutto le autorizzazionl, approvazionl, licenze, consensl ed esenzionl richleste dalla legge al fine dl consentire dl svolgere legaimente la propria attività; (II) ottenere e/o mantenere la validità, efficacia ed opponibiltà al terzi del propri diritil Inclusi, Inter alia, I contratti, le concessionl, gill appaiti, I consenel e gil altri dlrlttl che sono necessari per lo svolgimento della relative attività e per ademplere le abbligazionl ad essa facenti carico. Su richlesta motivata per i soritto della Società Finanziatriol e/o del Nuovo Finanziatore, la Società fornirà prontamento agil stessl copia dl tall autorizzazionl, approvazionl, licenze, consensl ed esenzionl, nel rispello degll accordl’dl riservatezza eventualmente assuntl.

14.2    Revisione Contabile

La Società farà soltoporre a revisione contabile, ad opera delle Società dl Revialone, ll bilanolo dl esereizio 2005 a l successivi bilanol consolidati e non consolidati.

14.3    Salvaguardia del bani

La Società el impegna a conservare, a farà si che tutto le società del Gruppo conservino, tutti-l-bani utilizzati nello svolgimento della propria attività in buono stato di manutenzione.

14.4    Osservanze della legge

Senza pregiudizio dl quanto previsto a proposito della rinegoziazione del debiti INPS, la Società dovrà easervare a far al che le società del Gruppo osservino ogni Legge e normativa che possa riguardare l proprl bani e/o proprietà ovvero l’altivita svolta, inclusa,

Inter alia bgni Legge e normativa tribularia, lavoristica, presvidenziale e amblentale.

14.5    Tasse e contributi previdenziall

Senza pregiudlzlo dl quanto previsto a proposito della rinegoziazione del debiti INPS, la Società corrlaponderà a farà al che clasouna società del Gruppo corrisponda regolarmenta e lempestivamente alle compefenti autoriti ed alle rispettive scadenze tutte le Imposte, tasse e contributi previdenzlall appllcabill alla Società a clascuna società del Gruppo. La Società preleverà e varserà e farà si che clasouna società del Gruppo prelevi e versl regolarmente e tempestivamente le ritenute dl Legge applicabill sutle somme da essl corrisposte.

14.6    Diviato di costituzione di vincoll

La Società non dovrà costituire o permettere che alcuna società del Gruppo cosfituteca o consenta la sussistenza dl Vincoll volontari (salvo quall eslstenli alla data dl soltoscrizione della presenta Convenzions e quell previsff da evenfuall forme dl credito agevolato) sul proprl beni diversl dal Vinooli costitutti secondo quanto indicalo nella prasente Convenzione a geranzia del Finanziamenti lpotecarl, della Nuova Finanza e del Credito Residuo A, a meno che detti Vincoll non sllano creati a fronte della concessione dl nuovl finanziamenti consentitl e fermo restando ll rispatto del Parametri Finanziari .

14.7    Finanzlamenti e garanzle

La Società al Impegna a non concedare, a fara sl che nessuna società del Gruppo concade, o si Impagni a concedare, aloun finanziamento o garanzia personale e/o manlsva e/o Impegno dl indennizzo in qualunque forma strulturato e per quasisiasi importo (lvl incluse le dllazioni dl pagamento non effettuate nell’ordlnario svolgimento delle rispettive attvità secondo le prassl dl mercato), falta eccezione par: (i) finanziamenti socl concessl dalla Società e/o da Arcotronics Industries a società del Gruppo controllate dalla Società e/o o da Arcotronics Industries con obbligo per la società debltrice dl rimborsare Integreimente capitate, Interessl e quanl’ellro dovuto qualora la stessa cossl dl far parte del Gruppo; (ii) finanziamentl socl concessl alls Società o ad Arcotronios Industries a condizione che gll stessl slano postergati rispetto a tutte le obbligazionl delle stesse verso le Società Finanziairiol ed ll Nuovo Finanziatore, (iii) garanzie personall concesse nell’interesso dl società del Gruppo; (iv) manleve a impegnl dl indennizzo conoessl nell’ambite dell’attivita ordinaria dl natrua commaclale secondo la prudenta prassl del relativo ssllore commaclale; e (v) depositl cauzionall o strumenti similari constituti nall’amblto dell’attvita ordharta dl natura commarolata.

14.8    Modifiohe al Principl Contabill

La Società farà sl che tutti I bllanci dl eseroizio e consolidall e le relazionl semestrall consegnati al senal dell’Articlo 13 (“Obbligl dl informative”) della presante Convenzione siano redalli secondo 1 Prinolpl Contabill applicati secondo un prinolpto dl continulta. Qualora in relazione a ciasoun bllanclo dl eserdzio e/o consolidate e/o relazione semestraie e/o trimestrate, la Socletà comuniohi elle Società Finanziatriol ed al Nuovo Finanziatore che sl è vertificate una modifica del Principl Contabill, della corrente prassi contrablle o del periodl dl rfferlmento in base alle Leggl o normative dl volta in volta applicablli o in base a provvedimenti amminiatrativi o norme o direttive comunllarie o alla normative applicablle in clasoun paese dl costituzione della relativa società, forgano ammlnlstretive della Società, consegnera - entro 15 Giorni Lavorativi dall’approvaziona del documentl contabill in argomento - alle Società Finanziatriol, al Nuovo Finanziatore e alla Società dl Revisione una descrizione dl ognl modifica del bllanol e/o relazionl semestrail necessaria ai fine dl rifleltere l Principl Coniabill, la contablle ed l periodl dl riferimento in base al quall I precedenti bilanci e/o relazioni semestrail sono stati redaill.

14.9    Operezionl Speculative

La Società si impegna a non complera, e a far sì che nessuna società del Gruppo comple, oparazioni su derivall o valuta per finaillà speculative.

14.10 Operezionl con Parti Correlate

Fatta accazione solo per servizi prestati a beni fornlti effettivamente e a normail condizioni di mercato, la Società al asfarrà dal, e ferà al che elascuna società dal Gruppo si astenga dal, concludere direttamente o in direttamente, operazional con Paril Correlate diverse da società del Gruppo.

14.11 Limiti alle nuove Acquisizioni

La Società si impegna a non affelluare, e far sì che nessuna società del Gruppo effettui, nuove acquisizloni di azioni, quote, diritti opzione (o allre parieolpazioni o diritti) in o dl alter società e/o azlende e rami di azlende e/o costltuiaca nuove società se ll valore del benl acquisltl nel corse dell’esercizlo superi compleselvamente Euro 10 miiioni, aslvo quanto previsto dal Plano dl Risanamenio

14.12 Modifica delle altività

Salvo quanto previsto nel Plano di Risanamento, la Socìetà farà ai che non cessine le, ohe non sla modificata in mode rllevante la natura delte, attivltà così coma condotte alla data di conclusione della presente Convenzione della Società e dal Gruppo nel auo complease, se della cessazione o modifica derivi un effetto progludlzievole per l’interease delle Socìetà Finanziatriol e/o del Nuovo Finanziatore quall creditorl, senza ll preventive consenso sortito dell’Agente e del Nuovo Finanzilore, ohe non sarà irragionevolmente negato tenuto conto degll interessi delle Società Finanziatricl a del Nuovo Finanzialore quall oreditorl.

14.13 Modiflohe al Piano Risanamento

Resta inteso ohe la Società potrà apportare al Piano dl Risanamente tutte le modifiche ohe ritterà necessarie o anoho solo opportune purohè non pregludizievoll degli interessl della Società Finanziatriol e/o del Nuovo Finanziatere, restando inteso ohe quelle modifiohe ohe, per la loro rilevanza, possano pregludloare la ragionevoie sostenlbllità del debito e\o il riequillbrio della situaziona finanziaria della Socìetà (lià oggette dl attesfazlone) dovranne assere sottoposte all’asseverazione al sensl dell’artiocio 67 terzo comma left. d) L.F..

14.14 Spostamento dela sede

La Società e Arcotronics industries non sposteranno is propria sede all’estero.

14.15 Costi di ristrutturezione

Senza pregludizle per quanto previsto all’Aritcolo 21 ohe segue, la Socìetà sosterrà l costi di’ristruttiarazione ripartltl nel seguentl termini: anno 2005, Euro 1 millone; anne 2007, Euro 2.3 millonl.

14.16 Diritto di trasferire gil implantl

Le partl sl danno atlo che la Società potrà trasferire gif da Sasso Marconi ad altra sede di equivalente valore a standing (in considerazione del fatto ohe è allo studio la rioonverslone dell’area di Sasso Marconi in area residenziale).

14.17 Dismissione Arco UK

La Societa farà tullo quanto in suo potere per perfezionare la Dismissione Arco UK, a condizooni di mercato, entre i18 mesi dalla Data di Esecuzione.

15.      CONDIZIONI SOSPENSIVE

15.1     Farme restande quanto previsto al successivi Paragrati 15.2 e 15.3, l’efficacla della presente Convenzione è sospansivaments condizionala al rllasoio, entro ll 15 settembre 2006, da parie dell’espario nominato dal Tribunale di Bologna della altestazione della raglonevolezza del Plano di Risanamento di cul all’articolo 67, terzo comma, lelt. D), Regio decreto 16 mazo 1942, n. 267 (“Legge Fallimentare”).

15.2     Fermo restando quanto previsto al sussassive Paragraio 15.3, l”lmpegne del Nuovo Finaziatore di erogare la Nuova Finanza A è altresl sospenslvamente condizionato a:

15.2.1   all,lnesistenza alla Data di Esecouzione di modifione aostanziali alle retribuzioni lorde ed al benefit dal personale dipendente del Gruppo, come risuitanti dal llbrl paga d olascuna società (per la retribuzionl) e di evenluall Indennità in deroga a quanto previsto dalia legislazione nazionale e dalla contrailazione colletive applicable, rispetto a quelle esistenti alla data di riferimento del 31.12.2005. In deroga a quanto precede, non sono considerate modifione alle retribuzioni e benefits del personaie dipendente le vool relative a:

(a)       modifiohe alle retribuzioni del personale dipendente conseguenti all’applicazione di contralli colleltivi nazionall di lavora a contrati collettivi sottosoritti con le Organizzazioni Sindacall.

(b)       Modifione alle retribuzioni del personale dipendenie consequenti all’applicazione di norme vigenti.

(c)       Modifione alle retribuzioni, al benefits a alle catagorie di appartenza consequenti all’applicazione di coniratti individual di lavoro. come da tabella allegata sub 15.2.1 (c);

(d)       Modifione alle retbuzioni del personale dipendente, al benefits a alle categorie di apparienenza, consequenti a deoisionl azlendall volte a soddisfare condizioni di mertle individuale, come da taballa allegata sub 15.2.1 (d);

Quaiora per quaislvoglla ragione la condizione sospensive di cul al  Paragrafo 15.2, non al dovesse verificane entro il auddetto termine,   l’lmpengno ad erogare la Nuova Finanza A rimanà definitivamantie priva  di effetio.

15.3     In aggiunia a quanio previsto al Paragrafo 15.1, l’efficaola delle disposizioni di oul agli Articoll 6, 7, 8, 9 e 10 della presents Convenzione è altresl sospensivamente condizionata all’avveramento dl tutte le condizioni sosponsive intra indicate ehire ll 26 seftembre 2006:

15.3.1	evidenza dell’avvenuto incondizionala acquisto pro soluto da parte dell’investitore del Credito ex-UFJ Arcoironios e del Credito di Surroga ex-UFJ Subsidiaries;

15.3.2

Ilbarazione da parte dell’investitore dell’Aumanto di Capitale tramite compenaazione di parte del Credito ex-UFJ Arcoironios in conformila al Paragrafo 2.1.3 cha precade, e isorizione della relativa dellbera nel competente Registro delle imprase;

15.3.3	I’intervenuta effioacla della novazione del Credito Residuo secondo quanto previsto all’Articole 3;

15.3.4

evidenza dell’intervenula rinunala alle garanzfe reali c/o personali rilasciate da societa del Gruppo per debiti di Niasel o altre societa della slessa controllage seconde quanto previsto dal Paragrafo 2.1.2;

15.3.5

intervenula efficacia del regoiamento contrattuale della Nueva Finanza contenuto negil Articoll 4 e 5 che precedono dell’intervenuta erogazione della Nuova Finanza A secondo quanto previsto agli Articoll 4 e 5.

Subordinatament all’avverarsl entro la Data dl Esecuzione dl tutte la condizioni sospensive sopra indicate, le disposizioni di cul agll Articoll 6, 7, 8, 9 e 10 della presento Convenzione diverrano efficaol con effetto a decorrare dalla data di avveramento dell’ultima delle preditte condizioni (la “Seconda Data di Efficacia”).

15.4    Qualora per qualaiveglla regione una qualslasl delle condizioni dil out al Paragrafe 15.3 non al dovesse verificare entro la Data dl Esecuzione, le dispoaizioni di cul agli Articoll 6, 7, 8, 9 e 10 della presente Convanzione rimarrano definitivamente prive dl affetto.

16.      CLAUSOLA RISOLUTIVA ESPRESSA, RISOLUZIONE PER INADEMPIMENTO E CONDIZIONI RISOLUTIVE

16.1    Clausola risolutiva espressa

Salve e impragiudicato ogni altro rimedio al sensi di Legge e il diritto del creditori del Finanziamenti lpoteoani previsto dell’Articolo 9, clasecno fra l’Agenta, agendo in nome e par conto delle Societa Finanziatriol, c/o ll Nuova Finanziaiore, avra la facelta di dichlarare risolta la presenta Convenzione, al sensi dell’articolo 1456 del Cadice Civila, con gil effetti di cul al Paragrafo 16.2 (Efficacia della risoluzione della Convenzione), qualora:

(a)       al verifichi ll mancato pagamento d aparte della Societa c/o di qualaissi altra societa del Gruppo di una qualaissi somma dovuta alle Societa Finanziatriol in base al Finanziamenti cosl some regoiali della presente Convenzione, salve cha l’inademplmante venga sanato enire 30 gloml della relativa scadenza;

(b)       la Societa non adempia punlualmente all’obbligo di non costituire Vincoll, salve che detto inadempimanto, se suscettiblle di sanatoria, venga sanate net 45 gloml successive alla data in cul la Societa e effetivamente venuta a conoscenza di tale inadempimento;

(c)       la Società non sl astenga dal, e\o non faccia sl che clascuna società del Gruppo si astenga dal, concludere direttamente o indirattamente, operazioni con Parti Correlate diverse da Società del Gruppo, fatto salvo quanto previsio al Paragralo 14.10;

16.2    Efflcaola della risoluzione della Convenzions

In ogni momenfo successivamente al verificarsl dl uno degil eventl indicati al Paragrafo 16.1 che precede, e aaivi in ogni caso l tempi dl sanatoria lvl previsil, l’Agenle e/o ll Nuovo Finanziatore potranno dichiarare alla Società la propria intenzione dl valersi della clauscla risolutiva espresssa dl cul al suddetto Paragrafo 16.1, mediante una comunicazione da inviatal alla Società, a per conoscanza all’Agenta e/o at Nuovo Finanziatore, con facsimile e raccomandata con avviso dl ricevimento. La risoluzione della presente Convenziona avrà effetto at momento del ricevimento da parte delia Società della suddetta comunicazione.

16.3    Risoluzione per Inadempimento

Salvo e impregludicalo ll dirtto del creditori del’ Finanziamentl lpotecari previsto dell’Articolo 9, clasouno tra l’Agente, agendo in nome a per conto delle Società Finanziatrici, e/o ll Nuovo Finanziatore, salvo e impregiudicato ogni altro rimedic al sensi dl Legge che clasoune del predettl soggettl allivare, avranno la faooltc dl risolvere la Convenzione al sensi dell’articoio 1454 del Codice Civile qualora uno quaiunque degil Obbilghi dl informative o degli Altri Obblighi delia Società diversi da quelii indicate al precadente Paragrafo 16.1 non sia ademplute e l’inademplmento (ove materialments possiblle) non aia stato sanato entro l 30 giomi successive alia data dl diffida scritia alia Società da parta dell’Agente e/o del Nuovo Finanzlatore, trasmessa per concecenza all’Agente e/o al Nuovo Finanziatore.

16.4    Rastituzione del Finanziamentl

Alla data in oul la risoluzione della presente Convenzione diviene efficace al sensi del Paragrafo 16.2 oppure del Paragrafo 16.3 le Società del Gruppo dovranno rimboraare immediaiamente alia Società Finanziatriol ed al Nuovo Finanziatore capitals, interessl (inclusi gll eventuall interesel dl mora) maturati fino al giorno dell’effettive rimborso, oltre alle spese, l costi, l danni e la commissioni (per ll ratao maturato) ed a quaisiaai altro imporio dovuto ai sensi del Finanziamentl; restando inteso cha in relazione alla Linae dl Credito Revolving per Autoliquidente — ancorché I relativi crediti commerciall presentati ed accattati non slano anoora scaduti, in tutto o in parte, o non ne sla ancora noto l’eslto — la relativa Società Finanziatrice avra facoltà dl richladare l’integrale pagamento dell’intera asposizione esisttente, comprensive dell’imparto dl dettl credili commerciali. Quaiora detli crediti commercial risultassero successivaments pagail, la relative aomme saranno tenute a diposizione delle Sociatà del Gruppo ovvere portate a decurtazione degil importl dalle stesse a qualunque fitolo dovuti alla relativa Società Finanziatrice. Par quanto riguarda l Crediti dl Firma eventualmente in essere a tale data, la Società Finanziairice avrà la facotià dl riohledere la immediate costiluzione dl adeguata garanzla reale in denaro o in strumanti finanziari dl proprio gradimento.

16.5    Condizioni Risolutive

Salvo quanto previsfo al Paragrafo 16.6 che segue, la presente Convenzione al risolverà automaticaments al senal dell’articolo 1353 del Codice Civile a senza affatti reircaiivi quaicra al veritichi uno qualslasi dei saguentl eventl:

(1)       si sia verificato un evento che dà dlrtlto alla risoluizione, selogllmento, recasso, decadenza dal benefiolo del termine In relaziono alia Nuova Finanza e/o al Credllo Residue e/o ai Finanziamenti Ipotecari a tale evento non sla siato sanato nai termini eventualmenta [v] previati;

(2)       la Società e/o quaisíasi altra società del Gruppo non adempia puntualmente ad almeno una quaisiasi delle obbligazioni previste da un qualsial Indebltamanto Finanziario diverso da quell derivanti dalla Documeniazione Finanziaria, purché if valore dl dstta/a obbligaziona/l Inadempluta/e sla complessivaments supariore a Euro 1,000.000 (un millione), a meno che tale Inademplmento dipanda da impossibillià teonica a/o sla sanato net termine lvl previsto

(3)       un qualunqua Parametro Finanziario non sla rispettate alle tispettive Date dl Valutazione, salvo che olò vengo sanato errtro 60 glornl;

(4)       II patrimonlo netto consolidato (come deflnlto all’art. 2424 o.c, voca “Passivo”, lettera “A”, senza tenera tuttavia oonto degll effelti dl aleuna eventuale avalutazlone dell’avviamento, disavanzo da consolldamento e/o dl costi dl rioarca, avlluppe e pubblleltà ed eventuall svalutazioni dl credill per imposte differlle maturati anteriormente alla Data dl Esseuzione) del Gruppo sia Inferiore ad Euro 10 milloni, salvo che clò venga sanato entro 60 gloml;

(5)       siano levati protesti nel confrontl della Società e/o dl qualsiasi altra società del Gruppo, per Import superiori a llvello aggregato a Euro 250.000, salvo she (l) if relativo debite venga pagato entro 20 (ventl) Glornl Lavoratlvi ovvero (ii) sia presentata nel termini dl legge opposiziono che appala prima facie fondata;

(6)       slano ernessl nef confrontl delta Società e/o dl qualsiasi altra società dal Gruppo decretl ingluntivi provvuisoriamente esecuttvi dl Importo compleasivemante superiore a Euro 1,000.000, salvo ohe ll credito azionato venga soddiafatto ovvero la domands rinunciata entro 90 glornl ovvere llnglunto abbla formulato appostta latanza dl sospenslone della provvisoria esecuttvita e richlesta dl abbreviazione del terminl e ll gludice abbia accolto tale infanza dl sospanslone;

(7)       ala Intziate una procedura eseautiva (o vi sia un Intervento dl crediteri in una procedure esecutiva glà in essere) a/o aia emesso un provvedlmento cautelare nel confrontl dl una Soctetà e/o dl quaisiasi altra società del Gruppo per un valora che, sommato a quello delle altre aventuall procedure assoutiva e/o cautelarl In essere, sla superiore a Euro 1 millone, salvo che l relatlvi procedimenti siano stati entre 90 glorni ovvero sia stata proposta opposlzione all’eseouzions ovvero, nel’ solo case dl provvedlmenti cautetari pronunciati inaudita altera parie, la relativa società del Gruppo sl sia opposta alla richieata cautelare formulando nel contempo Istanza dl reveca del provvedlmento cautelare ovvero, nel solo case dl prevvedlmentl cautelart pronunciatl audia altera parte, la relativa società dal Gruppo abbla proposto raclamo chledendo la sospensione del provvedimento a il gludica abbia accolto tale opposizione o latenza;

(8)       venga deliberata la presentazione della domanda dl ammissione dells Società a/o dl qualsiesl altra società del Gruppo ad una qualsiasl procedura concorsuale o altra procedura aventie effetti analoghl;

(9)                    sia presenlata da parte dl terzi una domanda dl falllmento della Società e/o dl qualsiasi altra società del Gruppo, salvo il caso in oui la suddetta domanda sia manifestamente Infondata e/o sia stafa rinunolata o rigettata entro la prima udlenza;

(10)              la Società e/o qualaiasl altra società del Gruppo sia ammessa ad una qualsiasi prooedura conoorsuale o altra procedura avente effetti analoghi

(11)              si veriffichi un caso dl scloglimento delta Società e/o dl Aroofronics Industries, salvo che la causa dl soioglimento venga meno entro 60 giorni;

(12)              l’organo amminiatrativo della Società e/o dl Acrontronics Industries sla revocato In forza dl un provvedlmento dell’autorlta gludizlaria nsl confronti dl una dl tall società (lvl Incluss, a titolo esempilificativo ma non esaustivo, I’emanzaione dl provvedimenti ai sensi dell’arllcolo 2409, quarto comma, secondo periodo del Codice Civile);

(13)              Salvo quanto previato del Piano dl Risanamento, la Società e/o Arcotronics Industries cessi dl svolgere in misure significaliva le attivillà da essa allualmente eseraltate o inizi un’altività che risulll sostanzialmente diversa rispetto a quelle dl oui al proprio oggetto società al momanio della sottosorizione della presente Convenzione, quando da olb derivi un effeito gravemente pregludizleyole avuto riguardo all’Interesse della Società Finanziatriol e/o del Nuovo Finanzlafore;

(14)              A far data dall’approvazione del bllanolo 2006, la Società dl Revisions eaprima nella propria relazione, consolidate o meno, su base annuale, relative al bilanol d’essercizio annuall della società, consolidati o non, un gludzio con rillevi (che possa costlturie un effetto pregludlzievole negative avuto riguardo all’Interesse delle Società Finanziatrici, e/o del Nuovo Finanziatore), un gludizio negativo ovvero rliasci una dichirlarezione dl Impossibiltià dl esprimere un gludizio ovvero analoga determinazione;

(15)              sl sia verificato un Cambio dl Controllo;

(16)              I termini e/o le condizioni del Credito Residuo e/o della Nuova Finanza siano modifloati (riapetto a quanto stabillto nel pressente documento), anohe per fatti conoludenti, In modo tale da determinare un effettivo pregiudlzio per le Società Finanziairiol e/o per II Nuova Finanziatore quall creditorl (a puro titolo essemplificativo, Incremenlando I tassl dl interesse, accelerendo ll plano dl ammortamento, prevedendo la facoltà dl rimboreo anticipato volontario o la concessione dl garanzie);

(17)              La Società abbia anticipalo II pagamento dl capitale, interessl e/o altra somme dovule senza rispettare a quanto previslo nella presente Convenzione;

(18)              la Società e/o quaislaal altra società del Gruppo abbia effettuato una Distribuzione diversa da una Distribuzione Consenitta;

(19)              venge effettuala un’operazione dl scissione delta Società senza il previo consenso dell’Agents a/o del Nuovo Finanziatore, ohe non sarà irraglonevolmente negato tenuto conto degli interesl della Società Finanziatrici e/o del Nuovo Finanziatore quall creditori aderenti alla presente Convenzione;

(20)              Ia Società non al avvalga dell’opzione di capitalizzare gll lnteresl dovutl alla soadenza dl elaseun Periodo dl interessl al sensl del Paragraff 3.2.1, 3.3.1 e 4.2.4.

16.6           Rinunela alla condizions risolutiva

Le Parti si dtanno reciprocamants atto cha la condizioni risolutive previste nel Paragrafo 16.5 (con la sola ecoezione dl quells sub (20) che deve intendersl posta nell’esclusivo interesse delle Scoiata Finanziatricl), sono poste nell’esolusivo Interesse delle Societa Finanziatriel e del Nuovo Finanziatore I quall, pertanto, potranne, a loro gludlzie ed agendo in bunona feda, decidera dl rinunclarvi, in tutto o in parte, restando comunque intese ohe la avenluale rinuncla da parte delle sole Società Finanzitriel o del solo Nuovo Finaziatore non fara venir meno I’effetto risolutive della Convenzione salvo per la condizione sub (20) per is quals solo le Società Finanziatrici potranno finunclar VI.

16.7    Restituzione del Finanziamenti

Alla data in oui la risoluzione delle presenie Convenzions diviene efficase al sensl del Paragrafo 16.6, si appllohieranno, mulatis mutandis, ia disposizionl del Paragrafo 16.4.

17.      COMUNICAZIONI

17.1           Qualsiasl comunicazione rihiesta a consentila da questa Convenzione dovrà essera effetuata per iseritie, a mezzo recomandata a.r., antioipata via telafax e posta elettronics, a al intendera efflicaoamenie a validamenis essgulla al momento della risezione della lattera recomandata, semprechè sia indlrizzata come segue:

Se alla Socletà, ad. Arcotronics Industries, ad Aroctronics Hightech c/o ad Arcotronics Technologies:

c/o Arcotronics Italia S.p.A,
via S.Lorenzo, 19
40037 Sasso Marooni (BO)
Fax: 0039 051 840600
Alla cortese attenzione dal Presidente del Consigllo dl Amministrazione Silvano Mazzolinl
E quanto sopra anche al finl della stlpulazione della presente Convenzione

Se all’Investllore:

Blue Skye (Lux) S.à.r.l.
19-21, boulevard du Prince Henry
L-1724 Luxembourg
Telefone: +352 46 14 11 232
Fax: +352 22 15 91
alla cortese altenzione dl: Lonenzo Patrassl
E quanto sopra anche alr finl della slipulazione della presente Convenzione

Se al Nuovo Finanziatore:

Pagaso Finance S.à.r.l.
19-21, boulevard du Prince Henry

L-1724 Luxembourg
Telefono: +352 46 14 11 487
Fax: +352 46 14 11 299
Alla cortese attenzione dl: Carine Agostini
E quanto sopra anoche al fini della stipulazione della presente Convenzione.

Se alle Società Finanziatriol:

UniCredit Banca d’impresa S.p.A.
UniCredit Banca D’impresa Fillale di Casalecchio
Via Marconi, 34/2 - 40033 Casalecchio Di Reno (BO)
Telefono: 051- 6111204 - 051 6111209
Fax: 051-6111218

e-mail:                   gluseppe.oittadino@unicreditimpresa.it;claudio.chloal@unicreditimpresa.it; omar.bonacini@unioreditimpresa.it alla cortese attenzione di: GIUSEPPE CITTADINO; CLAUDIO CHIOSI; OMAR BONACINI

Banca intesa S.p.A.
BANCA INTESA SPA
CENTRO CORPORATE DI BOLOGNA
Via degli Artleri, 2
40125 BOLOGNA
Telefono: 051 - 4209579; 051 - 4209502
Fax: 051 - 511526
e-mail: domenico.cuccaro@bancaintesa.it; alberto.barattini@bancaintesa.it alla cortese attenzione di: DOMENICO CUCCARO; ALBERTO BARATTINI

Carisbo S.p.A.
Via Farini, 22
40124 Bologna
Telefono: 051/6453555
Fax: 051/6453808
e-mail: giancario.bini@carisbo.it
alla cortese attenzione di: Gian-Cario Binl

Efibanca S.p.A.
Via Boncompagni, 71
00187 Roma
Telefono:  06 42298473; 08 42298614; 06 42298837
Fax:            06 42298908
e-mail:        g.gorimori@biolelle.it; p.cammarota@biolelle.it; e.tucoi@biolelle.it alla cortese attenzione di: Gino Gori Mori; Pistro Cammarota; Sandro Tucci

Banca Marche S.p.A.
Via Isonzo, 61
40033 – Casalacchlo di Reno (BO)
Telefone: 051 6133026
Fax: 051/6133026
e-mail: casalacchodireno@bancamarche.it
alla cortese attenzione di: Massimiliano Monari

Fortis Bank
Ufflcio Credit Contracting and Services
Via Cornaggis, 10
20123 Milano
Telefono: 02 57532325; 0257532223
Fax: 0257532420
e-mail: paolo.ragnl@fortis.com; almona.lannuzzl@fortis.com
alla cortess attenzione dl: Paolo Ragnl; Simona lannuzzi

Banca Nazionate del Lavoro S.p.A.
Via Rizzoll, 26
40125 Bologna
Telefono: 051-297204    051-297371
Fax: 051-297423
e-mail: roberio.valll@bnlmall.com; difrancssco.masslmo@bnlmall.com alla cortess attenzione dl: Roberto Vaill; Massimo Dl Francssco

Bipop Carira S.p.A.
Via S. Glovannl Evangelista, 11
41040 Florano Modenesa
Telefono: 0536 842324
Fax: 0536 842329
e-mail: glovannl.daller@bipop.it; roberto.miccoll@bipop.it
alla cortess attenzione dl: Glovanni Dallari

Banca Popolare dl Verona a Novara S.c.a.r.l.
Plazza Nogare, 2
37121 Verena
Telefono: 059/588348; 045/8274192
Fax: 059/588326
e-mail: vincenzo.posllgllone@bpv.it; atefano.salmi@bpv.it
alla cortess attenzions dl: Vincanzo Poatigliene; Stefano Salmi

Unipol Banca S.p.A.
Plazza Costituzions, 2
40128 BOLOGNA
Telefono: 051/3544877
Fax: 051/3544996
e-mail: Dlrezlonecraditi@unipolbanca.it
alla cortess attenzions dl: Mauro Donegaglla

San Paolo Leasint S.p.A.
Corso dl Porta Noova, 1
20121 Milano
Telefono: 02/72383426
Fax: 02/72383598
e-mail: fellce.denittis@leasint.it
alla corless attenzions dl: Fellce de Nittis

Medleleasing S.p.A.

Via A. Ghislleri, 6
60035 JESI (AN)
Telefono: 0731 2391523; 0731 2391353
Fax: 0731 2391659
e-mail: rita.taddel@medioleasing.it; marco.fablettl@medioleasing.it alla cortese atienzione di: Rita Taddel; Marco Fablettl

Locafit S.p.A.
Corso Italia 15
20122 Milano
Telefono: 02/85.69.485
Fax: 02/85.69.427
e-mail: spencera@locafit.it
alla cortese attenzione di: Siro Pancera

Locat S.p.A.
U.O. Recupero Benl e Creditl
Plazza di Porta S. Stefano, 3
40126 Bologna
Telefono: 02/5568.518; 02/5568.306
Fax: 02/5568.628
e-mail: sittar@locat.it; sbardellatif@locat.it
alla cortese attenzione di: Rossana Sitta; Franco Sbardellati

Intesa Leasing S.p.A.
Direzione generale ed ufficl
Via Col Mosohin, 16
20136 Milano
Telefono: 02/87968661
e-mail: carla.coppari@intesaleasing.it
alla cortese attenzione di: Carla Coppari

Banca Italease S.p.A.
Via Cino del Duca, 12
20122 MILANO
Tel. 02.77652712
Fax: 02.77652720
email: filomenotalla@italeasa.it
alla cortese attenzione del Sig. Filomeno Talla

Leasimpresa S.p.A.
Corso Ferrucol 100/A
10136 Torino
Telefono: 011/3840520
Fax: 011/3840596
e-mail: gbacchio@leasimpresa.it
alla cortese attenzione di: Resp. Dipartimento Legale

o all’eventuale diverso indirizzo e numero di telefax e/o posta, in Italia, che clascuno del soggetti sopra Indicati al precedanti punti potrà successivemente comunlcare agli altri a mezzo di comunicazione inoltrate in conformità a quanto sopra.

Fermo reslando ohe, al fini delta [ILLEGIBLE] delta presenta Convenziona, is Società Finanziatriol eleggono domicillo presso la sede della Banca Agente.

17.2           Clascuna Parle elegge domicillo nel luoghi indiosti nel Paragrafo 17.1 anche al fine dl eventuall notificazione dl attl gludiziarl relativi alle controversle dl cul all’ Articole 24 (Foro compatente).

18.                  RISERVATEZZA

18.1           Le Parti riconoscono che I’esistenza ed ll contenute dl questa Convenzione sone strettamente riservatl e che tale contenute non poirà essere rivelate a terzi, salve che in ottemperanza ad obbllghi dl legge o per le esigenze delta ristruiturazione della Società e del Gruppo.

18.2           Eccezion falta per eventuall annunel richlesti obbligateriamente da norme o regolamentl emessi da autorità governative, dl vigilanza (incluse in CONSOB) o dl Borsa, nessuna delle Parti darà pubblicità né emetterà communicati stampa o dl altra natura relativamente alla sottosorizione dl questa Convenzione, alle disposlzioni in esse contenuto o alle operazioni in essa previste senza ll preventivo consenso della Parti, per oiò che attiena aia alla forma che alla sostanza dl detti comunicati.

19.                  VARIE

19.1           Qualsiael modifica o variazione dl questa Convenzione non sarà valida a/o vincolante per le Parti ove essa non risulti approvata per lacritto dia tutte le Parti slesse.

19.2           Qualora una o plù delle disposizioni contenute in questa Convanzione risulti Invalida o inefficace, In tutto o in parle, al senal delta legge applicable, le altre disposizionl resteranno, nella maggior misura possibile, plenamento valide ed efficaci, le Parti dovranno in ogni case negoziare in buona fede al fine dl concondara I termini reciprocamente suddisfacenti per sostituire tall disposizioni, carcando dl mantenere ll plù possibile inalterato ll loro oontenuto sosianziale.

20.                  CESSIONE DEL CREDITI E/O DEI CONTRATTI

20.1           ll Nuovo Finanzialore potrà cedere l propl crediti verso la Società a/o altre società del Gruppo derivantl del Credito Residue o dalla Nuova Finanza sole a condizione che tall cessionl slane sospensivamente condizionate all’adealone del cessionario alla presente Convenzione e all’assunzione da parte dello stesso dell’impegno a far al che I’Investitore possa adempiere al propri impegni previati dalta presents Convenzione.

20.2           La Società Finanziatriol potranno cedera I proprt credil varso la Società e/o altre società del Gruppo deriventi dal Finanziamentl e/o I relativi santratti solo a condizione che tall cessionl slano sospenslvamente condizionate all’adesiona del cesslonario alla presenta Convenzione o all’assunzione da parte dello stesso dl tuttl gll obblighi previsti dalla stesse a carleo del cedenta,

21.                  SPESE

21.1           La Società sosterrà diretlamente o rimborserà lutte la spese documentale (incluse lo spase legall o notarill), oltre IVA, tasse o accessori dl legge, scatenuta dalle Società Finanziatriol, dall’Investitore o dal Nuovo Finanzitatore per la predisposizione, negeziazione, stipulazione a perfezlonamento della Documentazione Finanziarta e per lè registrazioni, iscrizioni e trascrizioni necessaris in relazione alle garanzie concesse in conseguenza del suddettl accordl, nenché per l’noquialzione del Credite ex-UFJ (e le oparazionl ad esse correlate ivl, incluse I’attività dl due dilgence sul Gruppo).

21.2           La Società inoitre sosterrà direttamente, o rimborserà, tutte le spese documentate (incluse le spese legall e notarill) e tasse sostenute dalle Società Finanziatricl, dall’investitore a del Nuovo Finanziatore In relazione ad ogni attività connesse al legittlmo eseroizio del diritti spettanti agli stessl al senel della Documentazione Finanziaria, oltre IVA e accessori dl legge ivi inclusa l’eventuale esoussione della garanzie. In ogni caso, la Società dovrà corrlspondere o rimborsare tall costl a spese alle Società Finanziatore, all’Investitore ed al Nuovo Finanziatore entro 5 (cinque) glorni lavorativi bancari dalla rioniesta soritta da parte della Società Finanziatriol, ogni ecoszione rimossa.

22.                  DURATA

La presente Convenzione ha durata aino fine del sesto mese successivo alia scadenza dell’ultimo Finanziamento.

23.                  LEGGE APPLICABILE

Questa Convenzione è retta dalle leggi della Repubblica ltaliana.

24.                  FORD COMPETENTE

Qualunque controversia dovesse sorgere tra le Parli in ordine alla valldità, Interpretazione, esscuzione, risoluzione dl quesia Convenzione sarà soggetta alia competenza esclusiva del Tribunale di Milano.

25.                  ELENCO ALLEGATI

ALLEGATO C(I)	Finanziamenti Chirografari

ALLEGATO C(II)	Lines dl Credito Revolving per Autoliquidante

ALLEGATO C(III)	Crediti dl Firma

ALLEGATO C(IV)	Finanziamenti Ipotecarl

ALLEGATO C(V)	Contrafti dl Leasing

ALLEGATO G	Piano dl Risanamento

ALLEGATO 4.2.9	Elenco degil immobill dl proprietà da constituire in ipoteca a favore del Nuovo Finanziatore

ALLEGATO 15.2.1(c)	Modifiche a retribuzioni, benefits a categorie di appartenenza conseguenti all’applicazione dl contratti individuall di lavoro

ALLEGATO 15.2.1(D)	Modifioha a retribuzionl, benefits a eategorie di appartenenza conseguenil a decisionl eziendall volte a soddisfare le condizionl dl merito individuall

***

VI preghiamo di restituirol copia della presente con I relativi allegatl debltamente sottoscritta per confermane accettazione.

Con I migllor saluff,

Blue Skya (Lux) S.à.r.l.,

Pagaso Finance S.à.r.l.,